UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934 (Amendment No. ________)

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ABRAXAS PETROLEUM CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ABRAXAS PETROLEUM CORPORATION

500 N. Loop 1604 East, Suite 100

San Antonio, Texas 78232

(210) 490-4788

April 21, 2008

Dear Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Abraxas Petroleum Corporation to be held on Wednesday, May 21, 2008, at 9:00 a.m., local time, at the Petroleum Club of San Antonio located at 8620 N. New Braunfels, Suite 700, San Antonio, Texas 78217. We hope that you will be able to attend the meeting. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

Whether or not you expect to attend the Annual Meeting, please mark, sign, and date the enclosed proxy and return it promptly in the enclosed envelope.

Robert L.G. Watson

Chairman of the Board, President,

and Chief Executive Officer

3

ABRAXAS PETROLEUM CORPORATION

500 N. Loop 1604 East, Suite 100

San Antonio, Texas 78232

(210) 490-4788

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2008

To the Stockholders of Abraxas Petroleum Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abraxas Petroleum Corporation (“Abraxas”) will be held at the Petroleum Club of San Antonio located at 8620 N. New Braunfels, Suite 700, San Antonio, Texas 78217, on Wednesday, May 21, 2008, at 9:00 a.m., local time, for the following purposes:

(1)	To elect three directors to the Abraxas Board of Directors for the term of three years. The Board of Directors has nominated the following for election:

C. Scott Bartlett, Jr.

Ralph F. Cox

Dennis E. Logue

(2)	To approve an amendment to the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan;
(3)	To ratify the appointment of BDO Seidman, LLP as Abraxas’ independent registered public accounting firm for the year ending December 31, 2008; and
(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

We cordially invite you to attend the Annual Meeting in person. To assure your representation at the meeting, however, we urge you to mark, sign, date, and return the enclosed proxy card as soon as possible in the enclosed envelope.

Whether or not you expect to attend the Annual Meeting, please complete, sign, date, and promptly mail your proxy card in the envelope provided. You may revoke your proxy at any time prior to the Annual Meeting, and, if you attend the Annual Meeting, you may vote your shares of Abraxas stock in person.

The Board of Directors has fixed the close of business on April 16, 2008, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

Stephen T. Wendel

SECRETARY

San Antonio, Texas

April 21, 2008

ABRAXAS PETROLEUM CORPORATION

500 N. Loop 1604 East, Suite 100

San Antonio, Texas 78232

(210) 490-4788

PROXY STATEMENT

_______________________

The Board of Directors of Abraxas Petroleum Corporation is soliciting proxies to vote shares of common stock at the 2008 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Wednesday, May 21, 2008, at the Petroleum Club of San Antonio located at 8620 N. New Braunfels, Suite 700, San Antonio, Texas 78217, and at any adjournment thereof. This Proxy Statement and the accompanying Proxy are first being mailed to stockholders on or about April 21, 2008. For ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during ordinary business hours at Abraxas’ executive offices, located at the address set forth above.

Record Date; Shares Entitled To Vote; Quorum

The Board of Directors has fixed the close of business on April 16, 2008 as the record date for Abraxas stockholders entitled to notice of and to vote at the annual meeting. Holders of common stock as of the record date are entitled to vote at the annual meeting. As of the record date, there were 49,054,018 shares of Abraxas common stock outstanding, which were held by approximately 1,240 holders of record. Stockholders are entitled to one vote for each share of Abraxas common stock held as of the record date.

The holders of a majority of the outstanding shares of Abraxas common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting. Abstentions and “non-votes” are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. “Non-votes” occur when a proxy:

•	is returned by a broker or other stockholder who does not have authority to vote;
•	does not give authority to a proxy to vote; or
•	withholds authority to vote on one or more proposals.

Votes Required

The votes required for each of the proposals is as follows:

Election of Directors. The nominees for director who receive the most votes will be elected. Therefore, if you do not vote for a particular nominee or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your abstention will have no effect on the election of directors.

2005 Employee Plan. The proposal to amend the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan must receive the affirmative vote of the holders of a majority of the shares of Abraxas common stock represented and voting at the meeting. Therefore, all abstentions will have the same legal effect as a vote against the proposal. Non-votes are not considered present at the meeting for this proposal and will have no effect on the approval to amend the 2005 Employee Plan.

Appointment of Independent Registered Public Accounting Firm. The proposal to ratify the appointment of Abraxas’ independent registered public accounting firm must receive the affirmative vote of the holders of a majority of the shares of Abraxas common stock represented and voting at the meeting. Therefore, all abstentions will have the same legal effect as a vote against the proposal. Non-votes are not considered present at the meeting for this proposal and will have no effect on the ratification of the appointment of Abraxas’ independent registered public accounting firm.

Voting of Proxies

Votes cast in person or by proxy at the annual meeting will be tabulated at the annual meeting. All valid, unrevoked proxies will be voted as directed. In the absence of instructions to the contrary, properly executed proxies will be voted in favor of each of the proposals listed in the notice of annual meeting and for the election of the nominees for director set forth herein.

If any matters other than those addressed on the proxy card are properly presented for action at the annual meeting, the persons named in the proxy will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

How To Vote By Proxy; Revocability of Proxies

To vote by proxy, you must complete, sign, date, and return the enclosed proxy card in the enclosed envelope. Any Abraxas stockholder who delivers a properly executed proxy may revoke the proxy at any time before it is voted. Proxies may be revoked by:

•	delivering a written revocation of the proxy to the Abraxas Secretary before the annual meeting;
•	signing and returning a later dated proxy to the Abraxas Secretary; or
•	appearing at the annual meeting and voting in person.

Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy. An Abraxas stockholder whose shares are held in the name of its broker, bank or other nominee must bring a legal proxy from its broker, bank or other nominee to the meeting in order to vote in person.

Deadline for Voting by Proxy

In order to be counted, votes cast by proxy must be received by mail prior to the annual meeting.

Solicitation of Proxies

Proxies will be solicited by mail. Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers, and employees of Abraxas. Directors, officers, and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses. In addition to solicitation by mail, Abraxas will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners. Abraxas will, upon request, reimburse these brokerage houses, custodians, and other persons for their reasonable out-of-pocket expenses in doing so. Abraxas will pay the cost of solicitation of proxies.

PROPOSAL ONE

Election of Directors

Abraxas’ Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of stockholders. At this year’s meeting, three Class II directors are to be elected for a term of three years, to hold office until the expiration of his term in 2011, or until a successor has been elected and duly qualified. The nominees for Class II directors are C. Scott Bartlett, Jr., Ralph F. Cox and Dennis E. Logue.

Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected. The enclosed form of proxy provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominees for director. In determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

The Board of Directors recommends a vote “FOR” the election of the nominees to the Board of Directors.

Board of Directors and Executive Officers

The following table sets forth the names, ages, and positions of the executive officers and directors of Abraxas. The term of the Class I directors expires in 2009, the term of the Class II directors expires in 2008 and the term of the Class III directors expires in 2010.

Name and Municipality of Residence	Age	Office	Class
Robert L.G. Watson San Antonio, Texas	57	Chairman of the Board, President and Chief Executive Officer	III
C. Scott Bartlett, Jr. Little Falls, New Jersey	74	Director	II
Franklin A. Burke Doyleston, Pennsylvania	74	Director	I
Harold D. Carter Dallas, Texas	69	Director	III
Ralph F. Cox Ft. Worth, Texas	75	Director	II
Barry J. Galt Houston, Texas	74	Director	III
Dennis E. Logue Enfield, New Hampshire	64	Director	II
Paul A. Powell, Jr. Roanoke, Virginia	62	Director	I
Chris E. Williford San Antonio, Texas	57	Executive Vice President, Chief Financial Officer and Treasurer	—
Lee T. Billingsley San Antonio, Texas	55	Vice President – Exploration	—
William H. Wallace Blanco, Texas	50	Vice President – Operations	—
Stephen T. Wendel San Antonio, Texas	58	Vice President – Land & Marketing and Corporate Secretary	—
Barbara M. Stuckey San Antonio, Texas	39	Vice President – Corporate Development and Assistant Secretary	—

Executive Officers

Robert L.G. Watson has served as Chairman of the Board, President, Chief Executive Officer and a director of Abraxas since 1977. Mr. Watson also serves as Chairman of the Board and Chief Executive Officer of Abraxas General Partner, LLC, the general partner of Abraxas Energy Partners, L.P., which we refer to as the Partnership, an upstream master limited partnership formed by Abraxas in May 2007. Since January 2003, Mr. Watson has served as Chairman of the Board, Chief Executive Officer and Director of Grey Wolf Exploration Inc., which we refer to as Grey Wolf, an oil and gas exploration and production company whose shares are listed on the Toronto Stock Exchange and which was, until February 2005, a wholly-owned subsidiary of Abraxas. From May 1996 to January 2003, Mr. Watson served as President, Chairman of the Board and a director of Grey Wolf Exploration, Inc., a former wholly-owned subsidiary of Abraxas, which we refer to as Old Grey Wolf, the capital stock of which was sold by Abraxas in January 2003. From November 1996 to January 2003, Mr. Watson was Chairman of the Board, President and a director of Canadian Abraxas Petroleum Limited, a former wholly-owned Canadian subsidiary of Abraxas, the capital stock of which was sold by Abraxas in January 2003. Prior to forming Abraxas, Mr. Watson held petroleum engineering positions with Tesoro Petroleum Corporation and DeGolyer and MacNaughton. Mr. Watson received a Bachelor of Science degree in Mechanical Engineering from Southern Methodist University in 1972 and a Master of Business Administration degree from the University of Texas at San Antonio in 1974. Mr. Watson currently devotes approximately one-third of his business time to his obligations for Grey Wolf and he will devote as much time to the management and affairs of the Partnership as is necessary for the proper conduct of the Partnership’s business and affairs.

Chris E. Williford was elected Vice President, Treasurer and Chief Financial Officer of Abraxas in January 1993 and as Executive Vice President and a director of Abraxas in May 1993. Mr. Williford resigned as a director of Abraxas in December 1999. From November 1996 to January 2003, Mr. Williford was Vice President and Assistant Secretary of Canadian Abraxas and Vice President of Old Grey Wolf. Prior to joining Abraxas, Mr. Williford was Chief Financial Officer of American Natural Energy Corporation and President of Clark Resources Corp. Mr. Williford received a Bachelor of Science degree in Business Administration from Pittsburg State University in 1973.

Lee T. Billingsley has served as Vice President – Exploration since joining Abraxas in 1998. Dr. Billingsley founded Sandia Oil & Gas Corp. in 1983 and served as its President until Sandia merged into Abraxas in 1998. Prior to forming Sandia, Dr. Billingsley worked for Tenneco Oil Company and American Quasar Petroleum. Dr. Billingsley served as President of the American Association of Petroleum Geologist (AAPG) for the 2006-2007 term. Dr. Billingsley holds three degrees in Geology, Bachelor of Science and Doctorate from Texas A&M University and Master of Science from Colorado School of Mines.

William H. Wallace has served as Vice President – Operations since 2000. Mr. Wallace served as Abraxas’ Superintendent/Senior Operations Engineer, from 1995 to 2000. Prior to joining Abraxas, Mr. Wallace was associated with Dorchester Gas Producing Company and Parker and Parsley. Mr. Wallace received a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1981.

Stephen T. Wendel has served as Vice President - Land and Marketing since 1990 and as Corporate Secretary since 1988. Mr. Wendel served as Abraxas’ Manager of Joint Interests and Natural Gas Contracts, from 1982 to 1990. Prior to joining Abraxas, Mr. Wendel held accounting, auditing and marketing positions with Tenneco Oil Company and Tesoro Petroleum Corporation. Mr. Wendel received a Bachelor of Business Administration degree in Accounting from Texas Lutheran University in 1971.

Barbara M. Stuckey has served as Vice President – Corporate Development and Assistant Secretary since 2007. Ms. Stuckey also serves as President of Abraxas General Partner, LLC, the general partner of Abraxas Energy Partners, L.P., an upstream master limited partnership formed by Abraxas in May 2007. Ms. Stuckey joined Abraxas in 1997 and has held positions in investor relations, corporate finance, land and marketing. Ms. Stuckey received a Bachelor of Arts degree from the University of Texas at San Antonio 1991 and a Master of Business Administration degree from the Bordeaux Business School in 2004.

Director Nominees

C. Scott Bartlett, Jr., a director of Abraxas since December 1999, has over 40 years of commercial banking experience, the most recent being with National Westminster Bank USA, ultimately serving as Executive Vice President, Senior Lending Officer and Chairman of the Credit Policy Committee. Mr. Bartlett currently serves on the board of NVR, Inc., a nationwide home builder. Mr. Bartlett attended Princeton University, and has a certificate in Advanced Management from Pennsylvania State University.

Ralph F. Cox, a director of Abraxas since December 1999, has over 50 years of oil and gas industry experience, over 30 of which was with Atlantic Richfield Company (ARCO). Mr. Cox retired from ARCO in 1985 after serving as Vice Chairman. Mr. Cox then joined Union Pacific Resources, retiring in 1989 as President and Chief Operating Officer. Mr. Cox then joined Greenhill Petroleum Corporation as President until leaving in 1994 to pursue a consulting business. Mr. Cox currently serves on the board of CH2M Hill Companies, an engineering and construction firm, and as a trustee for Fidelity Mutual Funds. Mr. Cox also serves as a director of Validus International, a company specializing in oil field drilling tools, as a director of World GTL Inc., a gas-to-liquids production facility, and as a director of E-T Energy Ltd., a Canadian oil sands extraction company. Mr. Cox also serves on the board of Abraxas General Partner, LLC, the general partner of Abraxas Energy Partners, L.P., an upstream master limited partnership formed by Abraxas in May 2007. Mr. Cox received Bachelor of Science degrees in Petroleum Engineering and Mechanical Engineering from Texas A&M University in 1954 and completed advanced studies at Emory University.

Dennis E. Logue, a director of Abraxas since April 2003, has served as Chairman of the Board of Directors of Ledyard National Bank since August 2005. Mr. Logue served as Dean and Fred E. Brown Chair at the Michael F. Price College of Business at the University of Oklahoma from 2001 through September 2005. Prior to joining Price College, Mr. Logue was the Steven Roth Professor at the Amos Tuck School at Dartmouth College where he had been since 1974. Mr. Logue currently serves as a director of Waddell & Reed Financial, Inc., a national financial services organization, and Duckwall-ALCO Stores, Inc., a general merchandise retailer serving smaller, hometown communities. Mr. Logue also serves on the board of Hypertherm, a privately-owned company specializing in plasma cutting tools and technology, and as a Trustee for the Montshire Museum of Science. Mr. Logue holds degrees from Fordham College, Rutgers, and Cornell University.

Directors with Terms Expiring in 2009 and 2010

Franklin A. Burke, a director of Abraxas since June 1992, has served as President and Chief Executive Officer of Burke, Lawton, Brewer & Burke, a securities brokerage firm, since 1964, as President of Venture Securities Corporation, since 1971, and as President, Director of Research and Portfolio Management of BLB&B Advisors, LLC, since 2006. Mr. Burke also serves as Trustee and Treasurer of The Williamson Free School of Mechanical Trades. Mr. Burke received a Bachelor of Science degree in Business Administration from Kansas State University in 1955, a Masters degree in Finance from University of Colorado in 1960 and studied at the graduate level at the London School of Economics from 1962 to 1963.

Harold D. Carter has served as a director of Abraxas since October 2003. Mr. Carter has more than 40 years experience in the oil and gas industry and has been an independent consultant since 1990. Prior to consulting, Mr. Carter served as Executive Vice President of Pacific Enterprises Oil Company (USA). Before that, Mr. Carter was associated for 20 years with Sabine Corporation, ultimately serving as President and Chief Operating Officer from 1986 to 1989. Mr. Carter currently serves as a director of Brigham Exploration Company and Energy Partners, Ltd., both publicly traded oil and gas companies, and Longview Energy Company, a privately-owned oil and gas exploration and production company. Mr. Carter also serves as Vice Chairman of the Board of Trustees for the Texas Scottish Rite Hospital for Children. Mr. Carter received a Bachelor of Business Administration degree in Petroleum Land Management from the University of Texas and completed the Program for Management Development at the Harvard University Business School. Mr. Carter was a director of Abraxas from 1996 to 1999 and served as an advisory director from 1999 to October 2003.

Barry J. Galt, a director of Abraxas since October 2003, served as a director of Ocean Energy, Inc., an oil and gas company, from his retirement in 1999 until the acquisition of Ocean by Devon Energy Corporation in April 2003. Mr. Galt served as Chairman and Chief Executive Officer of Seagull Energy Corporation, an oil and gas exploration and production company, the predecessor to Ocean, from 1983 through 1998. Prior to his employment by Seagull, Mr. Galt served as President and Chief Operating Officer of The Williams Companies, a diversified energy company. Mr. Galt also served as a director of StanCorp Financial, Inc., a financial services company, from 1989 until his retirement in May 2004, as a director of Trinity Industries, Inc., a manufacturing company, from 1989 until his retirement in May 2006, as a director of Dynegy Inc., a power generation company, from September 2002 until his retirement in May 2006 and has served as a director of Endeavour International Corporation, an oil and gas exploration and production company, since 2004. Mr. Galt received a Bachelor of Arts degree in Accounting from the University of Oklahoma and a law degree from the University of Oklahoma College of Law.

Paul A. Powell, Jr., a director of Abraxas since August 2005, has served as Vice President and director of Mechanical Development Co., Inc. a maker of precision production machine parts, since 1984. Mr. Powell is a managing partner of Claytor Equity Partners, Cortland Partners, JWM Partners, Emory Partners, Burnett Partners and President of Somerset Investments, Inc. Mr. Powell is also manager of Westpoint (2002) LLC and WMP Properties LLC, and co-manager of Wessex LLC. Mr. Powell also serves on the board of the Blue Ridge Mountain Council, Boy Scouts of America, and as trustee for numerous charitable trusts. Mr. Powell also serves on the board of trustees of Emory & Henry College. Mr. Powell attended Emory & Henry College and graduated from National Business College with a degree in Accounting. Mr. Powell previously served as director of Abraxas from 1987 to 1999 and as an advisory director from 1999 to August 2005.

Robert L.G. Watson, Abraxas’ Chairman of the Board, President and Chief Executive Officer, is a Class III director with a term expiring in 2010.

Meeting Attendance

During the fiscal year ended December 31, 2007, the Board of Directors held six meetings, the Audit Committee held seven meetings, the Compensation Committee held three meetings. The Corporate Governance Committee and the Nominating Committee did not meet in 2007, but met in March 2008. During 2007, each director attended at least 75% of all Board and applicable Committee meetings. During 2007, Abraxas’ directors, other than Mr. Watson, received compensation for service to Abraxas as a director. See “Executive Compensation—Compensation of Directors.” The directors also received reimbursement of travel expenses to attend meetings of the Board of Directors. Abraxas encourages, but does not require, directors to attend the annual meeting of stockholders. At Abraxas’ 2007 Annual Meeting, all members of the Board were present.

Committees of the Board of Directors

Abraxas has standing Audit, Compensation, Nominating and Corporate Governance Committees.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Messrs. Bartlett, Burke and Powell. The Board of Directors has determined that C. Scott Bartlett, Jr., as defined by SEC rules, is an audit committee financial expert. The Audit Committee Report, which begins on page 37, more fully describes the activities and responsibilities of the Audit Committee.

The Compensation Committee consists of Messrs. Cox, Carter, Galt and Logue. The Compensation Committee’s role is to establish and oversee Abraxas’ compensation and benefit plans and policies, administer its stock option plans, and to annually review and approve all compensation decisions relating to Abraxas’ executive officers. The Compensation Discussion & Analysis, which begins on page 12, more fully describes the activities and responsibilities of the Compensation Committee. The Compensation Committee submits its decisions regarding executive compensation to the independent members of the Board for approval. The agenda for meetings of the Compensation Committee is determined by its Chairman, Mr. Cox, and the meetings are regularly attended by Mr. Watson. At each meeting, the Compensation Committee also meets in executive session. Mr. Cox reports the committee’s recommendations on executive compensation to the Board. The Company’s personnel support the Compensation Committee in its duties and, along with Mr. Watson, may be delegated authority to fulfill certain administrative duties regarding the Company’s compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities but has not, in the past, utilized the services of a third party consultant to review the policies and procedures with respect to executive compensation. The Compensation Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question. For more information on the Compensation Committee’s processes and procedures, please see “Executive Compensation – Compensation Discussion and Analysis – Our Compensation Committee” and – “Elements of Executive Compensation.”

The Nominating Committee consists of Messrs. Bartlett, Burke, and Cox. The primary function of the Nominating Committee is to assist the Board in identifying, screening and recruiting qualified individuals to become Board members and determining the composition of the Board and its committees, including recommending nominees for annual stockholders meetings or to fill vacancies on the Board.

The Corporate Governance Committee consists of Messrs. Carter, Galt and Logue. The primary function of the Corporate Governance Committee is to develop and maintain the corporate governance policies of Abraxas. On March 11, 2008, the Nominating Committee and the Corporate Governance Committee combined to form the Nominating and Corporate Governance Committee, which will consist of Messrs. Cox, Logue, and Powell.

Each of the Board’s committees has a written charter, and copies of the charters are available for review on the Company’s website at www.abraxaspetroleum.com.

Director Independence

The Board of Directors has determined that each of the following members of the Board of Directors is independent as determined in accordance with the listing standards of the American Stock Exchange and Rule 10A-3 of the Exchange Act:  C. Scott Bartlett, Jr., Franklin A. Burke, Harold D. Carter, Ralph F. Cox, Barry J. Galt, Dennis E. Logue and Paul A. Powell, Jr. All of the members of the Audit, Compensation, Nominating and Corporate Governance Committees of the Board of Directors are independent as determined in accordance with the listing standards of the American Stock Exchange and Rule 10A-3 of the Exchange Act. The Board of Directors conducts an annual self-evaluation on key Board and Committee-related issues, which has proven to be a beneficial tool in the process of continuous improvement in Board functioning and communication.

Compensation Committee Interlocks and Insider Participation

Messrs. Cox, Carter, Galt and Logue served on the Compensation Committee during 2007. No member of the Compensation Committee was at any time during 2007 or at any other time an officer or employee of Abraxas, and no member had any relationship with Abraxas requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement. Mr. Cox is also a member of the Board of Directors of Abraxas General Partner, LLC, the general partner of the Partnership. See “Transactions with Abraxas Energy Partners, L.P.” which summarizes transactions between Abraxas and the Partnership during 2007 and certain contractual relationships between Abraxas and the Partnership for services that Abraxas provides to the Partnership. No executive officer of Abraxas has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during 2007.

Code of Ethics

In April 2004, the Board of Directors unanimously approved Abraxas’ Code of Ethics. This Code is a statement of Abraxas’ high standards for ethical behavior, legal compliance and financial disclosure, and is applicable to all directors, officers, and employees. A copy of the Code of Ethics can be found in its entirety on Abraxas’ website at www.abraxaspetroleum.com. Additionally, should there be any changes to, or waivers from, Abraxas’ Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

Stockholder Communications with the Board

The Board of Directors has implemented a process by which stockholders may communicate with the Board of Directors. Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to The Board of Directors, c/o Corporate Secretary. The Corporate Secretary has been instructed by the Board to promptly forward communications so received to the members of the Board of Directors.

Nominations

The Nominating Committee is the standing committee responsible for determining the slate of director nominees for election by stockholders, which the committee recommends for consideration by the Board. All director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting. For positions on the Board created by a director’s leaving the Board prior to the expiration of his current term, whether due to death, resignation, or other inability to serve, Article III of the Company’s Amended and Restated Bylaws provides that a Director elected by the Board to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

The Nominating Committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates. The Nominating Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Nominating Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibility within their chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance. Candidates with potential conflicts of interest or who do not meet independence criteria will be identified and disqualified. The Nominating Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through some other source. When current Board members are considered for nomination for re-election, the Nominating Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

The Nominating Committee will consider qualified candidates for possible nomination that are recommended by stockholders. Stockholders wishing to make such a recommendation may do so by sending the following information to the Nominating Committee, c/o Corporate Secretary at the address listed above: (1) name of the candidate with brief biographical information and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held. Any such nomination must comply with the advance notice provisions of Abraxas’ Amended and Restated Bylaws. These provisions are summarized under “Stockholder Proposals for 2009 Abraxas Annual Meeting” on page 39 of this document.

The Nominating Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above as well as the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used for further evaluation. The Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the information.

No candidates for director nominations were submitted to the Nominating Committee by any stockholder in connection with the 2008 Annual Meeting.

On March 11, 2008, the Nominating Committee and the Corporate Governance Committee combined to form the Nominating and Corporate Governance Committee.

SECURITIES HOLDINGS OF PRINCIPAL STOCKHOLDERS,

DIRECTORS, NOMINEES AND OFFICERS

Based upon information received from the persons concerned, each person known to Abraxas to be the beneficial owner of more than five percent of the outstanding shares of common stock of Abraxas, each director and nominee for director, each of the executive officers and all directors and officers of Abraxas as a group, owned beneficially as of March 31, 2008, the number and percentage of outstanding shares of common stock of Abraxas indicated in the following table. Abraxas has not adopted stock ownership guidelines; consequently, there are no minimum requirements for ownership of Abraxas’ common stock. None of the shares listed below have been pledged as security.

Name and Address of Beneficial Owner	Number of Shares (1)	Percentage (%)
Robert L.G. Watson	1,229,369 (2)	2.5%
Chris E. Williford	283,907 (3)	*
Lee T. Billingsley	244,148 (4)	*
William H. Wallace	171,570 (5)	*
Stephen T. Wendel	242,551 (6)	*
Barbara M. Stuckey	34,497 (7)	*
C. Scott Bartlett, Jr.	97,473 (8)	*
Franklin A. Burke	3,893,933 (9)	7.9%
Harold D. Carter	133,648 (10)	*
Ralph F. Cox	369,973 (11)	*
Barry J. Galt	134,973 (12)	*
Dennis E. Logue	109,973 (13)	*
Paul A. Powell, Jr.	142,352 (14)	*
All Officers and Directors as a Group (13 persons)	7,088,367 (2)(3)(4)(5)(6) (7)(8)(9)(10) (11)(12)(13)(14)	14.4%

__________________

*	Less than 1%
(1)	Unless otherwise indicated, all shares are held directly with sole voting and investment power.
(2)

Includes 323,713 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan (the “1994 LTIP”), 50,000 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan (the “2005 Employee Plan”) and 20,121 shares in a retirement account. Does not include a total of 75,880 shares owned by the Robert L.G. Watson, Jr. Trust and the Carey B. Watson Trust, the trustees of which are Mr. Watson’s brothers and the beneficiaries of which are Mr. Watson’s children. Mr. Watson disclaims beneficial ownership of the shares owned by these trusts.

(3)

Includes 123,000 shares issuable upon exercise of options granted pursuant to the 1994 LTIP, 50,000 shares issuable upon exercise of options granted pursuant to the 2005 Employee Plan and 9,558 shares in a retirement account.

(4)

Includes 115,000 shares issuable upon exercise of options granted pursuant to the 1994 LTIP, 25,000 shares issuable upon exercise of options granted pursuant to the 2005 Employee Plan and 20,694 shares in a retirement account.

(5)

Includes 88,500 shares issuable upon exercise of options granted pursuant to the 1994 LTIP, 25,000 shares issuable upon exercise of options granted pursuant to the 2005 Employee Plan and 13,654 shares in a retirement account.

(6)

Includes 52,000 shares issuable upon exercise of options granted pursuant to the 1994 LTIP, 25,000 shares issuable upon exercise of options granted pursuant to the 2005 Employee Plan and 73,879 shares in a retirement account.

(7)	Includes 15,000 shares issuable upon exercise of options granted pursuant to the 2005 Employee Plan and 10,601 shares in a retirement account.
(8)

Includes 50,000 shares issuable upon exercise of certain option agreements, 30,000 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 2005 Non-Employee Director Long-Term Equity Incentive Plan (the “2005 Director Plan”) and 11,000 shares in a retirement account.

(9)

Includes 20,000 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation Amended and Restated Director Stock Option Plan (the “Director Option Plan”), 45,000 shares issuable upon exercise of certain option agreements, 30,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan, 185,930 shares in a retirement account, 2,198,353 shares owned by Venture Securities Corporation Profit Sharing Trust Plan (voluntary), Venture Securities Corporation Profit Sharing Plan Trust (designated) and Venture Securities Corporation Pension Plan Trust over which Mr. Burke has shared discretion to dispose of, direct the disposition of, vote, and direct the voting of such shares for the benefit of the beneficiary of the trust, 16,500 shares in various trust and guardianship accounts, of which Mr. Burke is a trustee or guardian, 24,222 shares in the Pleasantville Church Foundation, of which Mr. Burke is a director, and 1,353,129 shares managed by BLB&B Advisors, LLC, of which Mr. Burke is the sole owner, on behalf of third parties. Mr. Burke does not have any voting rights with regard to the shares managed by BLB&B Advisors, LLC.

(10)

Includes 20,000 shares issuable upon exercise of options granted pursuant to the Director Option Plan, 45,000 shares issuable upon exercise of certain option agreements, 30,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan, 7,577 shares in a family trust and 18,098 shares in a retirement account.

(11)	Includes 75,000 shares issuable upon exercise of certain option agreements and 30,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan.
(12)	Includes 75,000 shares issuable upon exercise of certain option agreements and 30,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan.
(13)	Includes 68,000 shares issuable upon exercise of certain option agreements and 30,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan.
(14)

Includes 20,000 shares issuable upon exercise of options granted pursuant to the Director Option Plan, 30,000 shares issuable upon exercise of certain option agreements, 30,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan and 25,277 shares in various entities managed by Mr. Powell.

Equity Compensation Plan Information

The following table gives aggregate information regarding grants under all of Abraxas’ equity compensation plans through December 31, 2007.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,088,960	$ 2.94	689,025
Equity compensation plans not approved by security holders	438,403 (1)	$ 1.28	—

__________________

(1)

Represent options granted to certain directors of Abraxas not pursuant to any plan. All of the director options were generally granted upon the same terms, expire no later than 10 years from the grant date, become vested and exercisable in one-third increments as of each of the first and second anniversaries of the grant date, and as of the earliest to occur of (i) the date on which the optionee is replaced as a director of Abraxas as a result of the expiration of the optionee’s term and not as a result of optionee’s death, disability, resignation or removal from Abraxas’ Board of Directors for cause in accordance with Abraxas’ Articles of Incorporation, and optionee’s successor as a director of Abraxas is duly elected and qualified, or (ii) the third anniversary of the grant date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Abraxas’ directors and executive officers and persons who own more than 10% of a registered class of Abraxas equity securities to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Abraxas common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, Abraxas believes that during 2007, all of its directors and executive officers complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

We compensate our executive officers through a combination of base salary, annual incentive bonuses and long-term equity based awards. The compensation is designed to be competitive with those of a peer group which we have selected for comparative purposes and to align the interests of our executive officers with the interests of our stockholders.

This section discusses the principles underlying our executive compensation policies and decisions, and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and narrative that follow.

Our Compensation Committee

Our Compensation Committee approves, implements and monitors all compensation and awards to executive officers including the chief executive officer, chief financial officer and the other executive officers named in the Summary Compensation Table below, all of whom we refer to as the executive officers or named executive officers. The Committee’s membership is determined by the Board of Directors and is composed of four independent, non-management directors. The Committee, in its sole discretion, has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate. The Committee did not delegate any of its responsibilities during 2007.

The Committee periodically approves and adopts, or makes recommendations to the Board for Abraxas’ compensation decisions. In the first quarter of each year, Mr. Watson, the Chief Executive Officer, submits to the Compensation Committee his recommendations for salary adjustments and long-term equity incentive awards based upon his subjective evaluation of individual performance and his subjective judgment regarding each executive officer’s salary and equity incentives, for each executive officer except himself. For more information on our Compensation Committee, please refer to the discussion under “Proposal One—Election of Directors—Committees of the Board of Directors.”

The Committee reviews all components of compensation for our executive officers, including base salary, annual incentive bonuses, long-term equity based awards, the dollar value to the executive and cost to Abraxas of all perquisites and all severance and change of control arrangements. Based on this review, the Compensation Committee has determined that the compensation paid to our executive officers reflects our compensation philosophy and objectives.

Compensation Philosophy and Objectives

Our underlying philosophy in the development and administration of Abraxas’ annual and long-term compensation plans is to align the interests of our executive officers with those of Abraxas’ stockholders. Key elements of this philosophy are:

•

Establishing compensation plans that deliver base salaries which are competitive with companies in our peer group, within Abraxas’ budgetary constraints and commensurate with Abraxas’ salary structure.

•	Rewarding outstanding performance particularly where such performance is reflected by an increase in Abraxas’ Net Asset Value.
•	Providing equity-based incentives to ensure motivation over the long-term to respond to Abraxas’ business challenges and opportunities as owners rather than just as employees.

The compensation currently paid to Abraxas’ executive officers consists of three core elements: base salary, annual bonuses under a performance-based, non-equity incentive plan and long-term equity based awards granted pursuant to our 2005 Employee Long-Term Equity Incentive Plan, which we refer to as the 2005 Employee

Plan, and the Abraxas Energy Partners, L.P. Long-Term Equity Incentive Plan, which we refer to as the Partnership LTIP, plus other employee benefits generally available to all employees of Abraxas. The Partnership has no employees or dedicated senior management. The general partner of the Partnership, which we refer to as the General Partner, is a wholly-owned subsidiary of Abraxas and manages the Partnership’s operations and activities. Mr. Watson, Mrs. Stuckey and Clare Eastland-Villarreal, who is Abraxas’ controller, are the executive officers of the General Partner. The executive officers of the General Partner will devote as much time to the management of the Partnership’s business and affairs as is necessary for the conduct of its business and affairs. Since the Partnership’s formation in May 2007, we estimate that they have devoted approximately 30-60% of their time to the Partnership’s business. Aside from incentive compensation awards under the Partnership LTIP, the executive officers of the General Partner are not compensated by the General Partner or Abraxas for their services to the Partnership.

We believe these elements support our underlying philosophy of aligning the interests of our executive officers with those of Abraxas’ stockholders by providing the executive officers a competitive salary, an opportunity for annual bonuses, and equity-based incentives to ensure motivation over the long-term. We view the three core elements of compensation as related but distinct. Although we review total compensation, we do not believe that significant compensation derived from one component of compensation should increase or reduce compensation from another component. We determine the appropriate level for each component of compensation separately. We have not adopted any formal or informal policies or guidelines for allocating compensation among long-term incentives and annual base salary and bonuses, between cash and non-cash compensation, or among different forms of non-cash compensation; however, we do consider the age, tenure and seniority of each executive officer in making compensation decisions.

Abraxas does not have any other deferred compensation programs or supplemental executive retirement plans and no perquisites are provided to Abraxas’ executive officers that are not otherwise available to all employees of Abraxas, and no perquisites are valued in excess of $10,000 per employee.

Elements of Executive Compensation

Executive compensation consists of the following elements:

Base Salary. In determining base salaries for the executive officers of Abraxas, we aim to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals. We review the salary structure of Abraxas as compared to a peer group of exploration and production companies included in the William M. Mercer 2007 Energy Compensation Survey, which we refer to as the Mercer Energy Survey. We chose the Mercer Energy Survey as a benchmark because the survey includes over 200 companies within the energy industry and covers all components of compensation across the full spectrum of positions and responsibilities. Abraxas has participated in the survey since its inception in 1999 and of the participants, 80% are publicly-traded companies and 46% categorized themselves as an exploration and production company.

Abraxas’ salary range is set by reference to the salaries paid by our peer group companies in the Mercer Energy Survey while remaining within Abraxas’ budgetary constraints. We use the companies in our peer group to compare Abraxas’ salary structure to that of other companies that compete with Abraxas for executives but without targeting salaries to be higher, lower, or approximately the same as those of the companies in the peer group. We believe that the base salary levels for our executive officers are consistent with the practices of the companies in our peer group and increases in base salary levels from time to time are designed to reflect competitive practices in the industry, individual performance and the officer’s contribution to our overall business goals. Individual performance and contribution to the overall business goals of Abraxas are subjective measures and evaluated by Mr. Watson and the Compensation Committee.

The base salaries paid to our named executive officers in 2007 are set forth below in the Summary Compensation Table. For 2007, base salaries, paid as cash compensation, were $1,089,750 with Mr. Watson receiving $339,750. We believe that the base salaries paid achieved our objectives.

Annual Bonuses. Abraxas’ current bonus plan was adopted by our Board of Directors in 2003, and later amended to include all of our executive officers. The purpose of the bonus plan is to create financial incentives for our executive officers that are tied directly to increases in Net Asset Value, or NAV, per share of Abraxas common stock. We chose NAV as the foundation of the bonus plan because we believe that NAV equates to the value of Abraxas’ reserve base, giving risked credit for non-proven reserves, and adjusted for other assets and liabilities, including long-term debt. We believe that NAV is a better indicator of the health of Abraxas than its stock price, as the success of finding oil and gas is directly reflected in our NAV, while our stock price can be influenced by a number of factors outside the control of the executive officers of Abraxas. In addition, many exploration and production analysts use NAV per share comparisons to establish price targets for the companies they follow. Under the bonus plan, NAV is calculated at each year-end after receipt of the reserve report from our independent petroleum engineering firm and the audited financials, subject to certain adjustments, as follows:

Net Asset Value Calculation:
+ + + + + ± -	PV10 Proved Reserves PV10 Risked Probable Reserves Abraxas’ Equity Value in the Partnership Property & Equipment Acreage Other Assets, including Net Working Capital Debt
=	Net Asset Value (“NAV”)
÷	Shares Outstanding
=	NAV per share

The proved and probable reserves are estimated at year-end in accordance with guidelines published by the Society of Petroleum Engineers (SPE), and all other items in the calculation are derived from our year-end audited financials. The PV10 of the proved and probable reserves is the present value, using a 10% discounted rate, of the future net cash flows before income tax calculated within the parameters set forth by the Securities and Exchange Commission. The calculated NAV is then divided by the number of outstanding shares of Abraxas common stock at year-end to arrive at the NAV per share.

The annual bonuses are calculated by the percentage increase in the current year-end NAV per share over the previous year-end NAV per share up to the first 10%; after 10% has been achieved, all excess percentage increases are doubled, with a maximum award for any one-year of 70% of the executive officer’s base annual salary. For example, if the percentage increase in NAV for a given year was 15%, the calculated bonus would be equal to 20% of the executive officer’s annual base salary. Therefore, in order to compare NAV year-over-year, the current year-end PV10s for proved and probable reserves are calculated with commodity prices used in the previous year-end PV10 calculations. Then, for the ensuing year, the PV10s for proved and probable reserves are calculated with current commodity prices to establish the NAV per share at the beginning of a given year, thus the difference between the calculated NAV per share at the end of a given year and the calculated NAV per share at the beginning of the following year.

In the first quarter of each year, the NAV per share for the prior year is calculated after reserves are estimated and audited financial statements are available. Mr. Watson submits the annual bonus calculation to the Compensation Committee for review and discussion.

For example, at the beginning of 2006, the calculated NAV per share was $5.98 and the calculated NAV per share at the end of 2006 was $4.77, utilizing commodity prices as of December 31, 2005. As a result, no bonuses were paid under this plan in 2006. At the beginning of 2007, the calculated NAV per share was $1.60, utilizing commodity prices as of December 31, 2006 and the calculated NAV per share at the end of 2007 was $3.17, a 98%

increase. At the beginning of 2008, the calculated NAV per share was $3.61, utilizing commodity prices as of December 31, 2007. The awards for 2007 are reflected in the Grants of Plan-Based Awards table in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns and in the Summary Compensation Table as earned with respect to 2007 in the “Non-Equity Incentive Plan Compensation” column.

On March 11, 2008, the Compensation Committee recommended 2007 annual bonus awards for our named executive officers, and the board approved these annual bonus awards at its meeting on March 11, 2008. A total of $770,000 was awarded in annual bonuses under the annual bonus plan to our named executive officers for 2007. The following table details the 2007 bonus calculation:

Name	Base Salary	Bonus Award Achieved (Percentage of Salary) (1)	Maximum Award (Percentage of Salary)	Annual Bonus Awarded Under the Annual Bonus Plan
Robert L.G. Watson	$ 343,000	186%	70%	$ 240,100
Chris E. Williford	209,000	186%	70%	146,300
Lee T. Billingsley	195,000	186%	70%	136,500
William H. Wallace	195,000	186%	70%	136,500
Stephen T. Wendel	158,000	186%	70%	110,600

__________________

(1)	98% increase in NAV: 1% for the first 10%, then 2% for each percent increase (10 + (88 x 2)) = 186%

The Compensation Committee has the discretion to defer all or any part of any bonus to future years, to pay all or any portion of any bonus, or deferred bonus, in shares of Abraxas common stock and has the discretion to pay bonuses even if no bonus would be payable under the bonus plan. In the past, the Committee has elected to pay a portion of annual bonus in shares of Abraxas common stock and may continue to do so in the future. The Committee reviews the cash position of the Company and the amount of the annual bonus when making such determinations. The Compensation Committee also has the discretion to pay bonuses outside of this plan.

Long-Term Equity Incentives. Our executive officers are eligible to receive long-term equity incentives under our 2005 Employee Plan and the Partnership LTIP.

In determining whether to grant long-term incentive awards, such awards will be substantially contingent upon the conclusion of Mr. Watson and the Abraxas Board of Directors , in the case of the 2005 Employee Plan, and the Board of Directors of the General Partner of the Partnership (which we refer to at the Partnership Board), in the case of the Partnership LTIP (and only the Board of Directors and the Partnership Board, as the case may be, with respect to awards to be made to Mr. Watson) as to whether individual and management’s collective efforts have produced attractive long-term returns to Abraxas stockholders by increasing the market price of our common stock and the Partnership’s unitholders by increasing cash distributions and the market price of its common units over time as well as the Partnership’s ability to make accretive acquisitions. In determining whether to grant long-term incentive awards, we anticipate that neither Mr. Watson nor the Board of Directors or the Partnership Board will have specific numerical targets, but rather will make a subjective determination based upon the state of the oil and gas exploration and production industry and other general economic factors at the time of their evaluation.

In the first quarter of each year, Mr. Watson submits his recommendations for long-term equity incentive awards under the 2005 Employee Plan to the Compensation Committee and under the Partnership LTIP to the Partnership Board based upon his subjective evaluation of the individual performance of each executive officer, except himself. Mr. Watson also factors in the quantity and value of the long-term incentives that each executive officer has been previously awarded. The Compensation Committee, for awards under the 2005 Employee Plan, and the Partnership Board, for awards under the Partnership LTIP, reviews and discusses Mr. Watson’s recommendations and makes final determinations as to such awards. For awards to be made to Mr. Watson, the Compensation Committee and the Partnership Board, as the case may be, subjectively evaluate Mr. Watson’s performance and, in their sole authority, determine, how many, if any, long-term equity incentive awards to grant to Mr. Watson. The Compensation Committee and the Partnership Board also consider the quantity and value of the long-term equity incentive awards previously granted to Mr. Watson when considering making awards to him. In determining whether to grant long-term equity incentive awards, we seek to ensure that the total compensation package, including cash compensation, is competitive with the compensation paid by the companies included in the

Mercer Energy Survey, in the case of Abraxas, and the group of upstream master limited partnerships described below, in the case of the Partnership, yet such awards are substantially contingent upon the conclusion of Mr. Watson and the Compensation Committee, in the case of Abraxas, or the Partnership Board, in the case of the Partnership, as to whether individual and management’s collective efforts have produced attractive long-term returns to Abraxas stockholders, in the case of Abraxas, and to the Partnership’s unitholders, in the case of the Partnership. We also consider past grants to each executive officer and the level to which such past grants are (or are not) “in-the-money”.

Abraxas has historically granted long-term equity incentives after Mr. Watson presents his recommendations to the Compensation Committee, in the case of Abraxas, in the first quarter; however, we have not granted long-term equity incentives every year and we have awarded long-term equity incentive awards at other times during the year, principally in the event of a new hire, substantial promotion or significant event, such as the completion of a financing transaction or an accretive acquisition. We believe that such events warrant the granting of awards outside the normal course of business as these events are significant to the future success of Abraxas and the Partnership. We do not time award grants in coordination with the release of material non-public information.

2005 Employee Plan. Abraxas’ 2005 Employee Plan, which was approved by our stockholders at the 2006 annual meeting, authorizes us to grant incentive stock options, non-qualified stock options and shares of restricted stock to our executive officers, as well as to all employees of Abraxas. We use equity incentives as a form of long-term compensation because it provides our executive officers an opportunity to acquire an equity interest in Abraxas and further aligns their interest with those of our stockholders. Options grants generally have a term of 10 years and vest in equal increments over 4 years. Restricted stock grants vest in accordance with each individual grant agreement. Vesting is accelerated in certain events described under “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

The purposes of this plan are to employ and retain qualified and competent personnel and to promote the growth and success of Abraxas, which can be accomplished by aligning the long-term interests of the executive officers with those of the stockholders by providing the executive officers an opportunity to acquire an equity interest in Abraxas. All grants are made with an exercise price equal to the closing price of our common stock on the date of such grant.

Subject to the approval of Proposal Number 2, a total of 2,100,000 shares of Abraxas common stock will be reserved under the 2005 Employee Plan, subject to adjustment following certain events, such as stock splits. The maximum annual award for any one employee is 200,000 shares of Abraxas common stock. If options, as opposed to restricted stock, are awarded, the exercise share price shall be no less than 100% of the fair market value on the date of the award, unless the employee is awarded incentive stock options and at the time of the award, owns more than 10% of the voting power of all classes of stock of Abraxas. Under this circumstance, the exercise share price shall be no less than 110% of the fair market value on the date of the award. Option terms and vesting schedules are at the discretion of the Compensation Committee. For a more complete description of the 2005 Employee Plan, please see “Proposal Two—Amendment to the 2005 Long-Term Equity Incentive Plan” beginning on page [33].

Partnership LTIP. In connection with the formation of the Partnership in May 2007, the Partnership Board adopted the Partnership LTIP to provide incentive compensation awards for employees, consultants and directors who perform services for the General Partner and its affiliates, including Abraxas. Under the Partnership LTIP, options, restricted units, phantom units, unit appreciation rights and other unit-based awards are available for issuance. Awards may provide for the issuance of common units of the Partnership, payments of cash, or a combination of both. Awards under the Partnership LTIP are limited to 1,136,160 units. The Partnership LTIP is administered by the Partnership Board. The exercise price of all unit option awards will be no less than 100% of the fair market value on the date of the award, and as a general rule, all long-term incentive awards will contain a four-year vesting schedule to ensure motivation over the long-term to respond to the Partnership’s business challenges and opportunities as owners rather than just employees.

In conjunction with and subject to the consummation of the initial public offering of the Partnership, the Partnership Board approved the grant of awards for a total of 284,750 units to the directors and executive officers of the General Partner and certain key employees of Abraxas. The awards to the executive officers of Abraxas were as follows:

Name	Unit Options	Restricted Units
Robert L.G. Watson	63,000	6,000
Barbara M. Stuckey	42,000	4,000
Chris E. Williford	15,750	2,500
Lee T. Billingsley	15,750	2,500
William H. Wallace	15,750	2,500
Stephen T. Wendel	15,750	2,500

In making the awards of unit options and restricted units, the Partnership Board reviewed similar awards made by a group of upstream master limited partnerships and further reviewed the components of those awards with respect to the percentage of restricted units compared to the percentage of unit options awarded. The group of master limited partnerships reviewed consisted of Breitburn Energy Partners L.P., EV Energy Partners, L.P., Atlas Energy Resources, LLC, Constellation Energy Partners LLC, Legacy Reserves LP, Linn Energy, LLC, and Vanguard Natural Resources, LLC.

As a result of this review, the Partnership Board determined that of the comparable partnerships that granted awards at the time of their initial public offerings, an average of 25% of the awards available under their respective long-term incentive plans were granted and that approximately 16% of those awards were in the form of restricted units and the remainder were granted as unit options. Several of the comparable partnerships did not grant awards at the time of their initial public offerings. In connection with and subject to the Partnership’s initial public offering, the Partnership Board granted 284,750 units to officers and directors of the General Partner and certain key employees of Abraxas, which equate to 25% of the available awards under the Partnership LTP, with 12% being in the form of restricted units and the remainder, unit options.

Employment Contracts, Change-In-Control Arrangements and Certain Other Matters. We provide the opportunity for our executive officers to be protected under the severance and change in control provisions contained in their employment agreements. We believe that these provisions help us to attract and retain an appropriate caliber of talent for the position. Our severance and change in control provisions for the executive officers are summarized in “Employment Agreements and Potential Payments Upon Termination or Change in Control” below. Based upon the Mercer Energy Survey, we believe that our severance and change in control provisions are consistent with the programs and levels of severance and post employment compensation of other companies in our peer group and believe that these arrangements are reasonable.

Other Employee Benefits. Abraxas’ executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and long-term disability insurance, in each case on the same basis as other employees. In addition to employee group life insurance, Abraxas provides a key-man life insurance policy for Mr. Watson. Abraxas’ executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees. Abraxas’ Board of Directors, at its sole discretion, may authorize Abraxas to match (in part or in whole) the contributions of each employee to the 401(k) plan during a given year; Abraxas contributions may be in the form of cash, shares of common stock or a combination thereof.

2008 Compensation Decisions

Base Salaries. Base salaries for 2008 have been increased by an average of 2% over 2007 for our named executive officers. We believe this increase reflects competitive practices in the industry as supported by the Mercer Energy Survey.

Annual Bonuses. At the beginning of 2008, the calculated NAV per share was $3.61, utilizing commodity prices as of December 31, 2007.

Long-Term Equity Incentives. On January 31, 2008, in connection with the closing of the St. Mary property acquisition, the Partnership Board awarded phantom units with distribution equivalency rights under the Partnership LTIP to executive officers of the Partnership and certain key employees of Abraxas. The Phantom Units vest over four years and contain performance milestones. Distribution equivalency rights entitle the award recipient to receive additional phantom units equal to the amount of any cash distributions made by the Partnership to the common unitholders during the period the phantom units are outstanding. The performance milestones are based on the percentage increase of cash distributions made by the Partnership. If the minimum performance is not achieved, all or a portion of the phantom units awards could be reduced to zero; however, if the maximum performance is achieved, all or a portion of the phantom unit awards could be increased by 100%.

Impact of Regulatory Requirements

Deductibility of Executive Compensation. In 1993, the federal tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation for purposes of the tax law, stockholders must approve the performance measures. Since Abraxas does not anticipate that the compensation for any executive officer will exceed the $1 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested. We will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect. We will consider ways to maximize the deductibility of executive compensation, while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, Abraxas believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

Accounting for Stock-Based Compensation. Beginning on October 1, 2005, we began accounting for stock-based compensation, including its 2005 Employee Plan and 2005 Directors Plan, in accordance with the requirements of FASB Statement 123(R).

Policy on Recovery of Compensation. Our CEO and CFO are required to repay certain bonuses and equity-based compensation they receive if we are required to restate our financial statements as a result of misconduct as required by Section 304 of the Sarbanes-Oxley Act of 2002.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Abraxas has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the members of the Compensation Committee.

Ralph F. Cox, Chairman

Harold D. Carter

Barry J. Galt

Dennis E. Logue

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2007, that Abraxas paid to each of its named executive officers.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total (7)
Robert L.G. Watson President and Chief Executive Officer, and Chairman of the Board	2007	$ 339,750	$ 13,192	$ 4,299	$ 103,366	$ 240,100	$ 17,030	$ 717,737
	2006	326,000	12,692	—	101,688	—	16,780	457,160
Chris E. Williford Executive Vice President, Chief Financial Officer and Treasurer	2007	207,000	8,038	1,574	98,383	146,300	7,245	468,540
	2006	199,000	7,731	—	98,456	—	8,254	313,441
Lee T. Billingsley Vice President — Exploration	2007	193,250	7,500	1,709	51,248	136,500	10,250	400,457
	2006	186,250	7,231	—	48,950	—	10,000	252,431
William H. Wallace Vice President — Operations	2007	193,250	7,500	6,197	51,697	136,500	10,250	405,394
	2006	186,250	7,231	—	48,950	—	6,519	248,950
Stephen T. Wendel Vice President – Land & Marketing	2007	156,500	6,077	1,584	50,648	110,600	7,750	333,159
	2006	150,750	33,846	—	48,919	—	6,784	240,299

__________________

(1)	The amounts in this column include any contributions made by the named executive officer to his 401(k) plan account.
(2)	The amounts in this column reflect a discretionary holiday bonus and, in the case of Mr. Wendel in 2006, also includes a one-time discretionary bonus due to a change in his annual bonus plan.
(3)

The amounts in this column reflect the recognized value of stock awards granted to the named executive officer calculated in accordance with SFAS 123R for the year ended December 31, 2007. See note 6 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 17, 2008 for a discussion of all assumptions made in the calculation of this amount.

(4)

The amounts in this column reflect the recognized value of options granted to the named executive officer, calculated in accordance with SFAS 123R for the year ended December 31, 2007, which include options granted in prior years to the extent they were not fully-vested by January 1, 2007. See note 6 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 17, 2008 for a discussion of all assumptions made in the calculation of this amount.

(5)	The amounts in this column represent cash bonuses earned under the annual bonus plan.
(6)

The amounts in this column represent contributions by Abraxas to the named executive officers 401(k) plan account, and in the case of Mr. Watson, also include payments by Abraxas for a key-man life insurance policy.

(7)	The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the previous columns.

GRANTS OF PLAN-BASED AWARDS

The following table provides information with regard to grants of annual cash incentive compensation, stock options and restricted stocks to our named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Threshold ($)	Target ($)	Maximum ($)			Exercise or Base Price of Option Awards (2)($/Sh)	Grant date fair value of stock and option awards (3)($)
Robert L.G. Watson	n/a	—	$219,800	$240,100
	8/28/2007				13,875	41,624	$3.60	$141,107
Chris E. Williford	n/a	—	135,100	146,300
	8/28/2007				5,078	15,223	3.60	51,619
Lee T. Billingsley	n/a	—	126,700	136,500
	8/28/2007				5,514	16,543	3.60	56,080
William H. Wallace	n/a	—	126,700	136,500
	8/28/2007				20,000	18,920	3.60	113,435
Stephen T. Wendel	n/a	—	—	110,600
	8/28/2007				5,110	15,330	3.60	51,969

__________________

(1)

Awards potentially payable under our annual bonus plan. The annual bonus plan does not provide for a threshold level; therefore, the bonuses under the plan can range from 0 to the maximum, which equals 70% of each named executive officers base salary. The target amount was not determinable on the date of grant. Therefore, the amount set forth in the target column reflects the amount each named executive officer earned under the plan in 2005, which was the most recent year in which bonuses under this plan were paid, as a representative amount. Mr. Wendel was added to this bonus plan in 2006. Please see the discussion under “Compensation Discussion and Analysis – Elements of Executive Compensation – Annual Bonuses” for more information. During 2007, our named executive officers were paid $770,000 in bonuses under the annual bonus plan. Please refer to column 4 of the Summary Compensation Table.

(2)	The closing price of Abraxas’ common stock on the grant date was $3.60.
(3)

The amounts in this column reflect the recognized value of all options granted and all stock awards granted in 2007 to the named executive officer, calculated in accordance with SFAS 123R. See note 6 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 17, 2008 for a discussion of all assumptions made in the calculation of this amount.

OUTSTANDING EQUITY AWARDS AT FISCAL-YEAR END

The table below contains certain information concerning outstanding equity awards at December 31, 2007 for our named executive officers.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)	Option Exercise Price (2)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (3)	Market Value of Shares of Stock That Have Not Vested (3)
Robert L.G. Watson	20,000		$ 0.66	11/19/2008
	20,000		2.06	11/19/2008
	60,000		0.66	05/26/2010
	60,000		1.38	05/26/2010
	30,000		0.66	03/23/2011
	30,000		4.83	03/23/2011
	6,856		0.66	09/17/2011
	6,857		2.21	09/17/2011
	90,000		0.65	11/22/2012
	50,000	50,000	4.59	09/13/2015
	—	41,624	3.60	08/28/2017
					13,875	$ 53,558
Chris E. Williford	20,000		0.66	11/19/2008
	40,000		0.66	05/26/2010
	20,000		0.66	03/23/2011
	43,000		0.65	11/22/2012
	50,000	50,000	4.59	09/13/2015
	—	15,233	3.60	8/28/2017
					5,078	19,601
Lee T. Billingsley	25,000		0.66	10/01/2008
	8,000		0.66	11/19/2008
	30,000		0.66	11/18/2009
	15,000		0.66	03/23/2011
	22,000		0.65	11/22/2012
	15,000		0.68	04/24/2013
	25,000	25,000	4.59	09/13/2015
	—	16,543	3.60	08/28/2017
					5,514	21,284
William H. Wallace	6,500		0.66	11/19/2008
	30,000		0.66	11/18/2009
	15,000		0.66	03/23/2011
	22,000		0.65	11/22/2012
	15,000		0.68	04/24/2013
	25,000	25,000	4.59	09/13/2015
	—	18,920	3.60	08/28/2017
					20,000	77,200
Stephen T. Wendel	10,000		0.66	11/19/2008
	15,000		0.66	11/18/2009
	10,000		0.66	03/23/2011
	17,000		0.65	11/22/2012
	25,000	25,000	4.59	09/13/2015
	—	15,330	3.60	08/28/2017
					5,110	19,725

__________________

(1)	Options vest in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the grant date.

(2)

On December 6, 2002, the Board of Directors approved a plan pursuant to which the price of each outstanding stock option granted to employees of Abraxas with an exercise price greater than $0.66 per share was reduced to $0.66 per share. However, only one-half of Mr. Watson’s options were repriced at $0.66. The repricing was approved in connection with Abraxas’ financial restructuring which was consummated in January 2003. As part of the negotiations that Abraxas had undertaken with the beneficial holder of the largest block of Abraxas’ then outstanding second lien notes, the holder conditioned its participation in the exchange offer for the second lien notes on the repricing. Because the Board believed that the financial restructuring, including the exchange offer, represented the best alternative available to Abraxas to reduce its long term indebtedness and to increase its liquidity, the Board approved the repricing. The effectiveness of the repricing was conditioned upon the consummation of the financial restructuring which occurred on January 23, 2003.

(3)	Stock awards vest in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the grant date.
(4)

The market value was calculated from the closing price of Abraxas’ common stock on December 31, 2007 of $3.86 per share multiplied by the number of shares of stock that had not vested as of December 31, 2007.

OPTION EXERCISES AND STOCK VESTED

The table below contains certain information concerning exercises of stock options and other stock awards by our named executive officers during the fiscal year ended December 31, 2007.

OPTION AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Robert L.G. Watson	200,000 (1)	$ 385,000 (4)
Chris E. Williford	55,000 (2)	142,000 (5)
Lee T. Billingsley	—	—
William H. Wallace	—	—
Stephen T. Wendel	35,000 (3)	95,800 (6)

__________________

(1)	Of this amount, 82,833 shares were utilized as payment of the exercise price.
(2)	Of this amount, 11,199 shares were utilized as payment of the exercise price.
(3)	Of this amount, 5,124 shares were utilized as payment of the exercise price for 25,000 shares.
(4)

Options for 100,000 shares were exercised on March 26, 2007 with an average exercise price of $1.36 and the closing price of Abraxas’ common stock on even date was $3.22, for a realized value of $1.86 per share, and 100,000 shares were exercised on November 30, 2007 with an average exercise price of $1.36 and the closing price of Abraxas’ common stock on that date was $3.35, for a realized value of $1.99 per share.

(5)

Options for 40,000 shares were exercised on March 26, 2007 with an exercise price of $0.66 and the closing price of Abraxas’ common stock on that date was $3.22, for a realized value of $2.56 per share, and 15,000 shares were exercised on November 29, 2007 with an exercise price of $0.66 and the closing price of Abraxas’ common stock on that date was $3.30, for a realized value of $2.64 per share.

(6)

Options for 25,000 shares were exercised on March 26, 2007 with an exercise price of $0.66 and the closing price of Abraxas’ common stock on that date was $3.22, for a realized value of $1.86 per share, and 10,000 shares were exercised on November 15, 2007 with an exercise price of $0.66 and the closing price of Abraxas’ common stock on that date was $3.84, for a realized value of $3.18 per share.

Pension Benefits

Abraxas does not sponsor any pension benefit plans and none of the named executive officer’s contribute to such a plan.

Non-Qualified Deferred Compensation

Abraxas does not sponsor any non-qualified defined compensation plans or other non-qualified deferred compensation plans and none of the named executive officer’s contributes to any such plans.

Employment Agreements and Potential Payments Upon Termination or Change in Control

Abraxas has entered into employment agreements with each of our named executive officers pursuant to which each will receive compensation as determined from time to time by the Board in its sole discretion.

The employment agreements for Messrs. Watson and Williford are scheduled to terminate on December 21, 2008, and are automatically extended for additional one-year terms unless Abraxas gives 120 days notice of its intention not to renew the employment agreement. The employment agreements for Messrs. Wallace and Wendel and Dr. Billingsley are scheduled to terminate on December 31, 2008, and are automatically extended for an additional year if by December 1 neither Abraxas nor Messrs. Wallace, Wendel, or Dr. Billingsley, as the case may be, has given notice to the contrary.

The employment agreements contain the following defined terms:

“Cause” means termination upon

(i)         the continued failure by the officer to substantially perform his duties with Abraxas (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure resulting from termination by him for Good Reason) after a written demand for substantial performance is delivered to the officer by the Board, which demand specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or

(ii)        the engaging by the officer in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. The officer shall not be deemed to have been terminated for Cause unless and until the officer has been delivered a copy of a resolution duly adopted by the affirmative vote (which cannot be delegated) of not less than a majority of the members of the Board who are not officers of the Company at a meeting of the Board called and held for such purposes (after reasonable notice to the officer and an opportunity for the officer, together with the officer’s counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the officer was guilty of conduct set forth above in clauses (i) or (ii) above and specifying the particulars thereof in detail.

“Change in Control” means the occurrence of

(i)         any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), except that a person shall be deemed to be the “beneficial owner” of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 20% or more of the combined voting power of the Company’s then outstanding securities,

(ii)        any person or group making a tender offer or an exchange offer for 20% or more of the combined voting power of the Company’s then outstanding securities,

(iii)       at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Company directors then still in office who either were the Company directors at the beginning of the period or whose election or nomination for election was previously so approved (“Current Directors”), ceasing for any reason to constitute a majority thereof,

(iv)       the Company consolidating, merging or exchanging securities with any other entity and the stockholders of the Company immediately before the effective time of such transaction not beneficially owning, immediately after the effective time of such transaction, shares entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock entitled to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the consolidation, merger or share exchange would be entitled for the purpose of electing directors or where the Current Directors immediately after the effective time of the consolidation, merger or share exchange not constituting a majority of the Board of Directors of the corporation issuing cash or securities in the consolidation, merger or share exchange, or

(v)	any person or group acquiring 50% or more of the Company’s assets.

“Disability” means the incapacity of the officer due to physical or mental illness which causes the officer to have been absent from the full-time performance of his duties with the Company for six consecutive months, and within 30 days after the Company gives the officer written notice of termination, the officer has not returned to the full-time performance of his duties.

“Good Reason” means, without the officer’s express written consent, any of the following:

(i)	a material adverse alteration in the nature or status of his position, duties or responsibilities;
(ii)	a reduction in his current annual base salary;

(iii)       a change in the principal place of his employment to a location more than twenty-five (25) miles from the Company’s current principal place of employment, excluding required travel on the Company’s business to an extent substantially consistent with the officer’s present business travel obligations;

(iv)       the failure by the Company, without his consent, to pay to him any portion of his current compensation, or to pay to him any portion of any deferred compensation, within ten (10) days of the date any such compensation payment is due;

(v)        the failure by the Company to continue in effect any compensation plan in which he participates, or any substitute plans or the failure by the Company to continue his participation therein on the same basis, both in terms of the amount of benefits provided and the level of his participation relative to other participants, as existing;

(vi)       the failure by the Company to continue to provide him with benefits at least as favorable to those enjoyed by him under any of the Company’s pension, life insurance, medical, health and accident, disability, deferred compensation or savings plans in which he is currently participating, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the officer of any material fringe benefit enjoyed by him, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on the basis of the Company’s practice with respect to him;

(vii)      the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform his employment agreement; or

(viii)     any purported termination of his employment which is not effected pursuant to the employment agreement’s termination provisions.

“Retirement” means termination in accordance with the Company’s retirement policy, generally applicable to its salaried employees or in accordance with any retirement arrangement established with the officer’s consent with respect to himself.

If, during the term of the employment agreement for each named executive officer or any extension thereof, an officer’s employment is terminated other than for Cause or Disability, by reason of the officer’s death or Retirement, or by such officer for Good Reason, then such officer will be entitled to receive the following:

Watson and Williford: a lump sum payment equal to the greater of (a) his annual base salary for the last full year during which he was employed by Abraxas or (b) his annual base salary for the remainder of the term of his employment agreement.

Wallace, Wendel and Billingsley: no provisions for termination of employment because at all times during the term of each officer’s employment agreements, such officer’s employment is at will and may be terminated by Abraxas for any reason with notice or cause. If, during the term of the employment agreement for each of Messrs. Wallace and Wendel or Dr. Billingsley or any extension thereof, a change in control occurs, then such officer will be entitled to an automatic extension of the term of the officer’s employment agreement for a period of 36 months beyond the term in effect immediately before the change in control.

If, following a change in control, an officer’s employment is terminated other than for Cause or Disability, by reason of the officer’s death or Retirement or by such officer for Good Reason, then such terminated officer will be entitled to the following:

Watson and Williford: a lump sum payment equal to 2.99 times his annual base salary.

Wallace, Wendel and Billingsley: a lump sum payment equal to three times his annual base salary.

If any lump sum payment to a named executive officer would individually or together with any other amounts paid or payable constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder, the amounts to be paid will be increased so that each named executive officer, as the case may be, will be entitled to receive the amount of compensation provided in his contract after payment of the tax imposed by Section 280G.

In addition, unvested options that have been awarded to our named executive officers will vest upon any change in control. As of December 31, 2007, 282,650 options were unvested, of which 107,650 were “in-the-money” as of December 31, 2007, with an exercise price of $3.60.

The table below contains certain information concerning termination and change in control payments to each of our named executive officers as if the event occurred on December 31, 2007.

Termination and Change in Control Payments Table

Name	Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason (1)	After Change in Control Termination w/o Cause or for Good Reason (2)	Voluntary Termination	Death / Disability	Change in Control (3)
Robert L.G. Watson	Severance pay	$ 343,000	$ 1,025,570	$ —	$ —	$ —
	Option acceleration					10,822
Chris E. Williford	Severance pay	209,000	624,910	—	—	—
	Option acceleration					3,961
Lee T. Billingsley	Severance pay	—	585,000	—	—	585,000
	Option acceleration					4,301
William H. Wallace	Severance pay	—	585,000	—	—	585,000
	Option acceleration					4,919
Stephen T. Wendel	Severance pay	—	474,000	—	—	474,000
	Option acceleration					3,986

__________________

(1)	These amounts reflect a lump sum payment equal to the officer’s annual base salary as of December 31, 2007.
(2)	These amounts reflect a lump sum payment equal to 2.99x (Watson and Williford) and 3.0x (Billingsley, Wallace and Wendel) the named executive officer’s annual base salary as of December 31, 2007.
(3)

The amounts on the severance pay row reflect a 36-month extension of each officer’s respective employment agreement based on the named executive officer’s annual base salary on December 31, 2007, and would be paid over the 36-month extension period. The amounts on the option acceleration row reflect 107,650 “in-the-money” options at a potential value of $0.26 per share (the difference between the fair market value on December 31, 2007 and the exercise price of the options).

Compensation of Directors

All compensation paid to directors is limited to non-employee directors. We use a combination of cash and stock-based incentive compensation to attract and retain qualified individuals to serve on the Board.

Compensation. Abraxas pays each director an annual retainer fee of $12,000 in four quarterly payments. Each quarterly payment is paid in shares of restricted stock pursuant to the 2005 Director Plan. The number of shares issued to each non-employee director is calculated each quarter by dividing one-quarter of the then-established annual retainer fee by the closing price of our common stock on the date of each quarterly board meeting. Fractional shares are not issued; therefore, any shortfall of the then-established annual retainer fee will be paid in cash after the last quarterly board meeting of each year. Any non-employee director who leaves the Board during the calendar year is not eligible for any restricted stock awards after leaving the Board. In addition, Abraxas pays each director $1,500 for each board meeting attended and $1,000 for each committee meeting attended. The chairman of the audit committee receives an additional annual fee of $3,000 and the chairmen of the compensation, governance, and nominating committees each receive an additional annual fee of $1,500.

Stock Options. Abraxas has awarded each director a total of 105,000 options, with exercise prices equal to the prevailing market prices at the time of issuance, ranging between $0.68 and $4.59 per share. In addition, each year at the first regular board meeting following the annual meeting, Abraxas awards each director 10,000 options, in accordance with the terms of the 2005 Director Plan. The 2005 Directors Plan reserves 900,000 shares of Abraxas common stock, subject to adjustment following certain events, such as stock splits. The maximum annual award for any one director is 10,000 shares plus the number of restricted shares awarded pursuant to the retainer payment described above. The exercise price of all options awarded are no less than 100% of the fair market value on the date of the award while the option terms and vesting schedules are at the discretion of the Compensation Committee. The following is a description of the material terms of the 2005 Director Plan.

Unless otherwise provided in the applicable award agreement or any severance agreement, vested awards granted under the 2005 Directors Plan shall expire, terminate, or otherwise be forfeited as follows:

•	three months after the date the Company delivers a notice of termination of a Participant’s Active Status, other than in circumstances covered by the following three circumstances:
▪	immediately upon termination for misconduct;
▪	12 months after the date of death; and
▪	36 months after the date on which the director ceased performing services as a result of retirement.

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2007 that Abraxas paid to each director. Abraxas does not sponsor a pension benefits plan, a non-qualified deferred compensation plan or a non-equity incentive plan for our directors; therefore, these columns have been omitted from the following table. Except for reimbursement of travel expenses to attend board and committee meetings, no other or additional compensation for services were paid to any of the directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Total (4)
C. Scott Bartlett, Jr.	$ 20,503	$ 11,997	$ 25,200	$ 57,700
Franklin A. Burke	22,003	11,997	25,200	59,200
Harold D. Carter	18,003	11,997	25,200	55,200
Ralph F. Cox	16,503 (5)	11,997	25,200	53,700
Barry J. Galt	12,003	11,997	25,200	49,200
Dennis E. Logue	12,003	11,997	25,200	49,200
Paul A. Powell, Jr.	14,503	11,997	82,453	108,953
Richard M. Riggs (6)	3,000	—	25,200	28,200

__________________

(1)	This column represents the amounts paid in cash to each director.
(2)

This column represents the dollar value of stock awarded to each director for their annual retainer fee. During 2007, each director was awarded a total of 3,280 vested shares of Abraxas common stock. The quarterly awards were 974 shares on February 21, 2007, 694 shares on June 26, 2007, 831 shares on September 26, 2007 and 781 shares on November 15, 2007 and the closing price of our common stock on those dates was $3.08, $4.32, $3.61 and $3.84 per share, respectively.

(3)

The amounts in this column reflect the recognized value of options granted to each director, calculated in accordance with SFAS 123R for the year ended December 31, 2007, which include options granted in prior years to the extent they were not fully-vested by January 1, 2007. The grant date fair value of all options awarded during 2007, calculated in accordance with SFAS 123R, was $201,600. See note 6 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 17, 2008 for a discussion of all assumptions made in the calculation of this amount.

(4)	The dollar value in this column for each director represents the sum of all compensation reflected in the previous columns.
(5)	Included in fees earned by Mr. Cox is $3,000 paid in cash for serving as a director on the Partnership Board during 2007.
(6)	Mr. Riggs, our Advisory Director, passed away on August 19, 2007.

The table below contains certain information concerning outstanding option awards at December 31, 2007 for each of the directors. None of the named directors had outstanding stock awards at December 31, 2007.

Outstanding Equity Awards at Fiscal-Year End Table

Name	Option Awards
C. Scott Bartlett, Jr.	80,000
Franklin A. Burke	97,000
Harold D. Carter	97,000
Ralph F. Cox	105,000
Barry J. Galt	105,000
Dennis E. Logue	98,000
Paul A. Powell, Jr.	82,000
Richard M. Riggs (1)	52,000

__________________

(1)	Mr. Riggs, our Advisory Director, passed away on August 19, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

On February 21, 2007, our Board of Directors adopted a formal written related person transaction approval policy, which sets out Abraxas’ policies and procedures for the review, approval, or ratification of “related person transactions”. For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This policy applies to any financial transaction, arrangement or relationship or any series of similar financial transactions, arrangements or relationships in which Abraxas is a participant and in which a related person has a direct or indirect interest, other than the following:

•	payment of compensation by Abraxas to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person”;
•	transactions available to all employees or all stockholders on the same terms;
•

purchases of supplies from Abraxas in the ordinary course of business at the same price and on the same terms as offered to our other customers, regardless of whether the transactions are required to be reported in Abraxas’ filings with the SEC; and

•	transactions, which when aggregated with the amount of all other transactions between the related person and Abraxas involve less than $10,000 in a fiscal year.

Our Audit Committee is to approve any related person transaction subject to this policy before commencement of the related person transaction, provided that if the related person transaction is identified after it commences, it shall be brought to the Audit Committee for ratification, amendment or rescission. The chairman of our Audit Committee has the authority to approve or take other actions in respect of any related person transaction that arises, or first becomes known, between meetings of the audit committee, provided that any action by the Chairman must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related person transaction:

•	whether the terms are fair to Abraxas;
•	whether the transaction is material to Abraxas;
•	the role the related person has played in arranging the related person transaction;
•	the structure of the related person transaction; and
•	the interest of all related persons in the related person transaction.

Our Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon Abraxas and the related person following certain procedures designated by the Audit Committee.

TRANSACTIONS WITH ABRAXAS ENERGY PARTNERS, L.P.

Two of our wholly-owned subsidiaries, Abraxas Investments, LLC, which we refer to as Abraxas Investments, and the General Partner own interests in the Partnership. Abraxas Investments owns 5,131,959 common units of the Partnership and the General Partner owns 227,232 general partner units in the Partnership. The following sections describe the distributions and payments that the Partnership made to Abraxas in 2007 and summarizes the terms under which Abraxas provides certain services to the Partnership and acts as operator of certain of the Partnership’s producing properties. None of these transactions are “related party transactions” as defined by Item 404 of Regulation S-K promulgated by the SEC; however, Abraxas has elected to provide a summary of these transactions to its stockholders.

Distributions and Payments to Abraxas Investments and the General Partner

The following table summarizes the distributions and payments to Abraxas Investments and the General Partner from the Partnership in connection with the refinancing transaction completed in May 2007 and the distributions and payments to be made by the Partnership in connection with the ongoing operation and liquidation of the Partnership.

The consideration received by Abraxas Investments and the General Partner for the contribution of assets to the Partnership	• 5,131,959 common units; and • a 2% general partner interest in the Partnership.
Financial summary of the refinancing transaction

The gross proceeds from the refinancing transaction, together with $22.5 million received by us in a private placement of our common stock, were $157.5 million. These proceeds were used as follows:

•     $139.3 million was used to refinance and repay our Floating Rate Secured Notes due 2009 (including a call premium and accrued and unpaid interest of $14.3 million);

•     $0.9 million was used to repay indebtedness under our former credit facility;

•     $10.3 million was used to pay fees and expenses, including placement fees to A.G. Edwards & Sons, Inc. of $8.6 million and legal and accounting fees of $1.7 million; and

•     $7.0 million was a distribution of excess capital to us.

Distributions of available cash to Abraxas Investments and the General Partner

The Partnership will generally distribute 98% of its available cash to all of its unitholders, including Abraxas Investments (as the holder of 5,131,959 common units), and 2% of its available cash to the General Partner. Assuming the Partnership has sufficient available cash to pay the current quarterly distribution of $0.375 on all of its outstanding common units for four quarters, Abraxas Investments will receive an annual distribution of approximately $7.7 million on its common units, and the General Partner will receive an annual distribution of $340,000 on its 2% general partner interest.

Payments to Abraxas Investments and the General Partner

The partnership agreement requires the Partnership to reimburse the General Partner for all actual direct and indirect expenses it incurs or actual payments it makes on the Partnership’s behalf and all other expenses allocable to the Partnership or otherwise incurred by the General Partner in connection with operating of the Partnership’s business, including expenses allocated to the General Partner by its affiliates. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for the Partnership or on the Partnership’s behalf, and expenses allocated to the General Partner by its affiliates. The Partnership does not expect to incur any additional fees or to make other payments to these entities in connection with operating the Partnership’s business. The General Partner is entitled to determine in good faith the expenses that are allocable to the Partnership. The omnibus agreement requires the Partnership to reimburse us for expenses incurred on the Partnership’s behalf and to pay us $2.6 million per year for the first two years following the Partnership’s initial public offering for general and administrative expenses.

Withdrawal or removal of the General Partner

If the General Partner withdraws or is removed, its general partner interest will either be sold to the new general partner for cash or converted into common units, in each case for an amount equal to the fair market value of those interests.

Liquidation

Upon liquidation of the Partnership, the partners, including the General Partner and Abraxas Investments, will be entitled to receive liquidating distributions according to their particular capital account balances.

Contracts with the Partnership

Because the Partnership has no employees, we provide certain services to the Partnership under the terms of an omnibus agreement and operate a number of the Partnership’s producing properties under an operating agreement. These agreements were not the result of arm’s-length negotiations, and they, or any of the transactions that they provide for, may not be effected on terms at least as favorable to us as could have been obtained from unaffiliated third parties. The following summaries are qualified in their entirety by the complete versions of the documents, copies of which are available to any stockholder upon written request.

Omnibus Agreement

The omnibus agreement, among other things, governs (i) our obligations to provide certain general and administrative services to the Partnership and its subsidiaries and (ii) our obligations to indemnify the Partnership and Abraxas Operating against certain environmental, tax and other liabilities. In connection with its provision of services, the Partnership is required to reimburse us for all direct and indirect expenses incurred on our behalf and on behalf of our subsidiaries. The Partnership will pay us $2.6 million per year for the first two years following the IPO for general and administrative expenses, subject to annual adjustments for inflation and acquisition or other expansion adjustments. Reimbursements for certain public partnership expenses and insurance coverage expenses incurred by us on the Partnership’s behalf pursuant to the omnibus agreement are not subject to this fee. The fee was determined by reference to our historical general and administrative expenses and our analysis and determination that the properties contributed to the Partnership are predominantly developed and require relatively less management time than undeveloped properties and drilling prospects.

Under the omnibus agreement we will indemnify the Partnership through May 24, 2010 against certain potential environmental claims. Additionally, we will indemnify the Partnership for losses attributable to right of way fees and taxes attributable to pre-closing operations. Our maximum liability for these indemnification obligations will not exceed $5 million and we will not have any obligation under this indemnification until the Partnership’s aggregate losses exceed $500,000. We will have no indemnification obligations with respect to environmental claims made as a result of additions to or modifications of environmental laws promulgated after May 25, 2007. The Partnership has agreed to indemnify us against environmental liabilities related to their assets to the extent we are not required to indemnify the Partnership. The Partnership will also indemnify us for all losses and liabilities arising on or after May 25, 2007 and attributable to operations of the assets contributed by us, to the extent not subject to our indemnification obligations under the omnibus agreement, including plugging and abandonment costs.

Operating Agreement

On May 25, 2007, Abraxas Operating entered into an operating agreement with us. Pursuant to the operating agreement, we will act as operator of Abraxas Operating’s properties, if their working interest entitles them to control the appointment of the operator. In addition, we will continue as operator of their properties that were subject to existing operating agreements, to the extent we were the operator prior to the contribution of properties by us. Under these operating agreements, the Partnership will reimburse us for operating expenses incurred on their behalf. Operating expenses are the costs incurred in the operation of producing properties. Expenses for utilities, direct labor, water injection and disposal, production taxes and materials and supplies comprise the most significant portion of the Partnership’s operating expenses. Operating expenses do not include G&A expenses. A majority of their operating cost components are variable and increase or decrease as the level of production increases or decreases. Certain items, however, such as direct labor and materials and supplies, generally remain relatively fixed and do not fluctuate with changes in production volumes, but can fluctuate depending on activities performed during a specific period.

Under the operating agreement, we will establish a joint account for each well in which the Partnership has an interest. The Partnership will be required to pay its working interest share of amounts charged to the joint account. The joint account will be charged with all direct expenses incurred in the operation of the Partnership’s wells. The determination of which direct expenses can be charged to the joint account and the manner of charging direct expenses to the joint account for the Partnership’s wells will be done in accordance with the Council of Petroleum Accountants Societies, or COPAS, model form of accounting procedure.

Under the COPAS model form, direct expenses include the costs of third party services performed on the Partnership’s properties and other equipment used on the Partnership’s properties. In addition, direct expenses will include the allocable share of the cost of our employees who perform services on the Partnership’s properties. The allocation of the cost of our employees who perform services on the Partnership’s properties will be based on time sheets maintained by our employees.

PROPOSAL TWO

AMENDMENT OF THE 2005 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN

On May 25, 2006, the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan was approved by the stockholders. On March 11, 2008, subject to further stockholder approval, the Abraxas Board of Directors adopted an amendment to the Abraxas Petroleum Corporation 2005 Employee Plan, the full text of which, as amended, is set forth in Appendix A to this Proxy Statement.

Proposed Amendment to the 2005 Employee Plan

The purpose of the 2005 Employee Plan is to employ and retain qualified and competent personnel and promote the growth and success of Abraxas by aligning the long-term interests of Abraxas’ key employees with those of Abraxas’ stockholders by providing an opportunity to acquire an interest in Abraxas and by providing both rewards for exceptional performance and long-term incentives for future contributions to the success of Abraxas.

We provide equity-based incentives to our employees to ensure motivation over the long-term to respond to Abraxas’ business challenges and opportunities as owners rather than just as employees. When the 2005 Employee Plan was approved by stockholders, 1,200,000 shares of common stock were reserved for issuance. At March 31, 2008, awards for 1,153,069 shares had been granted out of the 2005 Employee Plan with awards for 46,931 shares remaining for issuance.

The Board of Directors considers availability of shares of common stock for future grants under the 2005 Employee Plan to be important to the business prospects and operations of Abraxas and believes that, after giving effect to the proposed 900,000 share increase to the 2005 Employee Plan, we will have sufficient awards available for grant to our employees and others for the next three years. The additional shares will allow us to continue to provide long-term incentive awards that will assist us in attracting and hiring new employees as well as retaining key employees.

If new shares are not approved for issuance under the 2005 Employee Plan, we may be required to curtail use of long-term incentives and the Board may consider other alternatives to compensate employees.

The following is a summary of the material changes proposed to be made to the 2005 Employee Plan. The following summary of material changes is qualified in its entirety by reference to the 2005 Employee Plan, a copy of which, as proposed to be amended, is attached as Appendix A.

Shares Available. The proposed amendment increases the number of shares of common stock available for issuance under the 2005 Employee Plan to 2,100,000 from 1,200,000 shares.

No Repricing of Options. The proposed amendment further clarifies the prohibition on the repricing of options under the 2005 Employee Plan without stockholder approval. Specifically, except in connection with a corporate transaction involving us (including, without limitation, any stock dividend, merger, consolidation, recapitalization, reclassification, stock split, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of an option, or cancel an option, in exchange for cash, other award or option with an exercise price less than the exercise price of the original option without stockholder approval.

Summary of the 2005 Employee Plan

The following summary of the 2005 Employee Plan is qualified in its entirety by reference to Appendix A. The effectiveness of the amendment to the 2005 Employee Plan is subject to approval by Abraxas stockholders.

Administration and Eligibility. The 2005 Employee Plan is administered by the Compensation Committee of the Board of Directors and authorizes the Board to grant non-qualified stock options, incentive stock options or issue restricted stock to those persons who are employees of Abraxas.

Shares Reserved and Awards. The 2005 Employee Plan reserves 2,100,000 shares of Abraxas common stock, subject to adjustment following certain events, as discussed below. The maximum annual award for any one employee is 200,000 shares of Abraxas common stock. If options, as opposed to restricted stock, are awarded, the exercise share price shall be no less than 100% of the fair market value on the date of the award, unless the employee is awarded incentive stock options and at the time of the award, owns more than 10% of the voting power of all classes of stock of Abraxas. Under this circumstance, the exercise share price shall be no less than 110% of the fair market value on the date of the award. Option terms and vesting schedules are at the discretion of the Compensation Committee.

Option Exercise. An option is exercised when proper notice of exercise has been given to Abraxas, or the brokerage firm or firms approved by Abraxas, if any, to facilitate exercises and sales under the 2005 Employee Plan and full cash payment for the shares with respect to which the option is exercised has been received by Abraxas or the brokerage firm or firms, as applicable.

Stockholder Rights. Except as otherwise provided in the 2005 Employee Plan, until the issuance of the share certificates evidencing the award shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the award shares.

Transferability of Awards. An award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the employee, only by the employee, unless the Committee permits further transferability, on a general or specific basis, in which case the Compensation Committee may impose conditions and limitations on any permitted transferability.

Termination of Awards. Unless otherwise provided in the applicable award agreement, vested options granted under the 2005 Employee Plan shall expire and cease to be exercisable as follows:

•	three (3) months after the date of the termination of the employee, other than in circumstances covered by the following three circumstances;
•	immediately upon termination of the employee for misconduct;
•	twelve (12) months after the date of the termination of the employee if such termination was by reason of disability; and
•	twelve (12) months after the date of the death of the employee.

U.S. Federal Tax Consequences

The following discussion summarizes the material federal income tax consequences of participation in the 2005 Employee Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local and foreign tax consequences.

Stock Options. In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to Abraxas. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of common stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an incentive stock option.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of common stock received upon exercise over the exercise price. Abraxas will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to Abraxas, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an incentive stock option granted under the 2005 Employee Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an incentive stock option granted under the 2005 Employee Plan will be treated as a nonqualified stock option to the extent it (together with other incentive stock options granted to the participant by Abraxas) first becomes exercisable in any calendar year for shares of common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of common stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, the participant will not recognize ordinary income in connection with such sale or exchange, and any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and Abraxas will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain following the date of exercise will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held. Where shares of common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of common stock have been held.

If an option is exercised through the use of shares of common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Shares. A participant who receives restricted shares will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the common stock at the time the shares vest, less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by Abraxas. Dividends paid with respect to common stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by Abraxas). Any gain or loss upon a subsequent sale or exchange of the shares of common stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect to recognize income under Section 83(b) of the Internal Revenue Code in the year of grant of such restricted shares. In such event, the participant will recognize income in the amount of the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the shares and Abraxas will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to Abraxas. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction, and will recognize a loss equal to the excess (if any) of the amount paid for such shares (if any) and the amount realized upon such forfeiture (if any).

Amendments. Abraxas’ Board or the Committee may amend or terminate the 2005 Employee Plan from time to time in such respects as the Board may deem advisable (including, but not limited to, amendments which the Board deems appropriate to enhance Abraxas’ ability to claim deductions related to stock option exercises); provided, that to the extent an amendment to the 2005 Employee Plan increases the maximum number of shares available under the plan, changes the class of individuals eligible to receive awards under the plan, or requires stockholder approval under the rules of the AMEX, such other exchange upon which Abraxas common stock is either quoted or traded, or the SEC, stockholder approval shall be required for any such amendment of the 2005

Employee Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend the 2005 Employee Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the 2005 Employee Plan or any award agreement.

Adjustments. If the outstanding shares of Abraxas’ common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of Abraxas or of another corporation, or if the number of such shares of common stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of common stock reserved for the purposes of the 2005 Employee Plan, whether or not such shares are at the time subject to outstanding awards, the number and kind of shares of stock or other securities or property into which each outstanding share of common stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be. Outstanding awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of Abraxas’ common stock, or of any stock or other securities or property into which such common stock shall have been changed, or for which it has been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of the 2005 Employee Plan, or in any award previously granted or which may be granted under the 2005 Employee Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the 2005 Employee Plan.

In addition, the Committee shall have the power, in the event of any merger or consolidation involving Abraxas to amend all outstanding awards to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such merger or consolidation and to terminate each such award as of such effective date.

Estimate of Benefits.

The number of shares of restricted stock or stock options that will be awarded to the named executive officers of Abraxas is within the discretion of the Compensation Committee and therefore is not currently determinable.

Effectiveness. The 2005 Employee Plan shall remain in effect until May 25, 2016 or until terminated under the terms of the plan or extended by an amendment approved by Abraxas stockholders.

Votes Required. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this item at the annual meeting is necessary to amend the 2005 Employee Long-Term Equity Incentive Plan. The enclosed form of proxy provides a means for stockholders to vote to approve the amendment to the 2005 Employee Plan, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the approval to amend the 2005 Employee Plan. Abstentions will have the same legal effect as a vote against the proposal. Non-votes are not considered present at the meeting for this proposal and will have no effect on the approval to amend the 2005 Employee Plan.

The Board of Directors recommends a vote “FOR” the approval to amend the 2005 Employee Long-Term Equity Incentive Plan.

PROPOSAL THREE

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Abraxas Board of Directors has selected BDO Seidman, LLP to serve as the independent registered public accounting firm for Abraxas for the fiscal year ending December 31, 2008. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of Abraxas for ratification at the annual meeting. BDO Seidman, LLP provided audit services to Abraxas for the year ended December 31, 2007. A representative of BDO Seidman, LLP will be present at the annual meeting, and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

No report of BDO Seidman, LLP on Abraxas’ financial statements for either of Abraxas’ last two fiscal years contained any adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of Abraxas’ financial statements for the last two fiscal years, there were no disagreements with BDO Seidman, LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures which, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused the firm to make reference to the matter in its report. During Abraxas’ last two fiscal years, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this item at the annual meeting is necessary to ratify the appointment of Abraxas’ independent registered public accounting firm. The enclosed form of proxy provides a means for stockholders to vote for the ratification of selection of Abraxas’ independent registered public accounting firm, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the ratification of selection of Abraxas’ independent registered public accounting firm. Abstentions will have the same legal effect as a vote against the proposal. Non-votes are not considered present at the meeting for this proposal and will have no effect on the ratification of the appointment of Abraxas’ independent registered public accounting firm.

The Board of Directors recommends a vote “FOR” the ratification of the selection of BDO Seidman, LLP, as Abraxas’ independent registered public accounting firm for the fiscal year ending December 31, 2008.

AUDIT COMMITTEE REPORT

The Audit Committee reviews Abraxas’ financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for engaging independent public accountants to perform an independent audit of Abraxas’ consolidated financial statements in accordance with generally accepted accounting principles, to perform an independent audit of Abraxas’ internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and to issue reports thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of Abraxas’ financial statements, (ii) Abraxas’ independent public accountants’ qualifications and independence, (iii) the performance of Abraxas’ independent public accountants, and (iv) Abraxas’ compliance with legal and regulatory requirements.

In this context, the Committee met and held discussions with management and the independent public accountants. Management represented to the Committee that Abraxas’ consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent public accountants. The Committee also discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as amended.

In addition, the Committee discussed with the independent public accountants the accountants’ independence from Abraxas and its management, and the independent public accountants provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Committee also discussed with Abraxas’ independent public accountants the overall scope and plans for their respective audit. The Committee met the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of Abraxas’ internal controls, and the overall quality of Abraxas’ financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the board has approved, the audited financial statements that were included in Abraxas’ Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. The Committee and the board also have recommended, subject to stockholder ratification, the selection of Abraxas’ independent registered public accounting firm for fiscal year 2008.

This report is submitted by the members of the Audit Committee.

C. Scott Bartlett, Jr., Chairman

Franklin A. Burke

Paul A. Powell, Jr.

PRINCIPAL AUDITOR FEES AND SERVICES

Audit Fees. The aggregate fees billed for professional services rendered by BDO Seidman, LLP for the audit of Abraxas’ annual financial statements for the years ended December 31, 2007 and December 31, 2006, for the audit of Abraxas’ internal controls over financial reporting for the year ended December 31, 2007 and December 31, 2006, and the reviews of the condensed financial statements included in Abraxas’ quarterly reports on Form 10-Q for the years ended December 31, 2007 and December 31, 2006, were $476,525 and $422,247, respectively.

Audit-Related Fees. The aggregate fees billed by BDO Seidman, LLP for assurance and related services that were reasonably related to the performance of the audit or review of Abraxas’ financial statements and are not reported in “audit fees” above, for the years ended December 31, 2007 and December 31, 2006, were $182,844 and $25,284, respectively. These fees were for services provided by BDO Seidman, LLP related to consulting services associated with determining the appropriate accounting treatment of various transactions.

All Other Fees. The aggregate fees billed for other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by BDO Seidman, LLP during the years ended December 31, 2007 and December 31, 2006, were $251,411 and $0, respectively. These fees were for services provided by BDO Seidman, LLP related to the audit of the Partnership’s annual financial statements for the year ended December 31, 2007 and the Partnership’s registration statement.

Consideration of Non-audit Services Provided by the Independent Auditors. The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining BDO Seidman, LLP’s independence, and has concluded that the independence of such firm has been maintained.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent public accountants are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

STOCKHOLDER PROPOSALS FOR 2009 ABRAXAS ANNUAL MEETING

Abraxas intends to hold its next annual meeting during the second quarter of 2009, according to its normal schedule. In order to be included in the proxy material for the 2009 Annual Meeting, Abraxas must receive eligible proposals of stockholders intended to be presented at the annual meeting on or before December 21, 2008, directed to the Abraxas Secretary at the address indicated on the first page of this proxy statement.

According to our Amended and Restated Bylaws, Abraxas must receive timely written notice of any stockholder nominations and proposals to be properly brought before the 2009 Annual Meeting. To be timely, such notice must be delivered to the Abraxas Secretary at the principal executive offices set forth on the first page of this proxy statement between February 21, 2009 and the close of business on March 21, 2009. The written notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

In the event that the 2009 Annual Meeting is more than 30 days from May 21, 2009 (the anniversary of the 2008 Annual Meeting), the dates for submission with the proxy materials and to be properly brought before the 2009 Annual Meeting will change according to the Amended and Restated Bylaws and Regulation 14A under the Exchange Act. A copy of the Amended and Restated Bylaws of Abraxas setting forth the advance notice provisions and requirements for submission of stockholder nominations and proposals may be obtained from the Abraxas Secretary at the address indicated on the first page of this proxy statement.

OTHER MATTERS

No business other than the matters set forth in this document is expected to come before the meeting, but should any other matters requiring a stockholder’s vote arise, including a question of adjourning the meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interests of Abraxas. If a nominee for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of Abraxas.

Upon the written request of any person whose proxy is solicited hereunder, Abraxas will furnish without charge to such person a copy of its annual report filed with the United States Securities and Exchange Commission on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2007. Such written request is to be directed to the attention of Chris E. Williford, 500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232.

By Order of the Board of Directors

Stephen T. Wendel

SECRETARY

San Antonio, Texas

April 21, 2008

FORM OF PROXY

FRONT

ABRAXAS PETROLEUM CORPORATION

500 North Loop 1604 East

Suite 100

San Antonio, Texas 78232

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON MAY 21, 2008

The undersigned shareholder of Abraxas Petroleum Corporation, a Nevada corporation, hereby appoints Robert L.G. Watson and Chris E. Williford, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Abraxas common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 21, 2008, and any adjournment thereof, with all powers which the undersigned would possess if personally present.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Abraxas dated April 21, 2008.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

BACK

ANNUAL MEETING OF STOCKHOLDERS OF

ABRAXAS PETROLEUM CORPORATION

MAY 21, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the Election of Directors, “FOR” the Approval of Proposal 2, and “FOR” the Ratification of Proposal 3.

FOR ALL NOMINEES	WITHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
1. ELECTION OF DIRECTORS. ☐	☐	☐ Nominees: C. Scott Bartlett, Jr. Ralph F. Cox Dennis E. Logue

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2. PROPOSAL TO APPROVE THE AMENDMENT TO THE ABRAXAS PETROLEUM CORPORATION 2005 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ABRAXAS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.
☐ FOR	☐ AGAINST	☐ ABSTAIN
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
CHECK HERE FOR ADDRESS CHANGE ☐	NEW ADDRESS:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DATED: APRIL 21, 2008

Signature	Signature if held jointly
PLEASE SIGN, DATE AND RETURN

PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [ X ]

APPENDIX A

ABRAXAS PETROLEUM CORPORATION

2005 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN

(As Amended March 11, 2008)

ABRAXAS PETROLEUM CORPORATION

2005 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

PART I PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES	1
SECTION 1. Purpose of this Plan	1
SECTION 2. Definitions	1
SECTION 3. Administration of this Plan	3
SECTION 4. Shares Subject to this Plan	4
SECTION 5. Adjustments to Shares Subject to this Plan	5
PART II TERMS APPLICABLE TO ALL AWARDS	5
SECTION 6. General Eligibility and Annual Maximum Award; Procedure for Exercise of Awards; Rights as a Stockholder	5
SECTION 7. Effect of Change of Control	6
PART III SPECIFIC TERMS APPLICABLE TO OPTIONS AND STOCK AWARDS	6
SECTION 8. Grant, Terms and Conditions of Options	6
SECTION 9. Grant, Terms and Conditions of Stock Awards	7
PART IV TERM OF PLAN AND STOCKHOLDER APPROVAL	8
SECTION 10. Term of Plan	8
SECTION 11. Amendment and Termination of this Plan.	8
SECTION 12. Stockholder Approval	8
PART V MISCELLANEOUS	8
SECTION 13. Unfunded Plan	8
SECTION 14. Representations and Legends	9
SECTION 15. Assignment of Benefits	9
SECTION 16. Governing Laws	9
SECTION 17. Application of Funds	9
SECTION 18. Right of Discharge	9

ABRAXAS PETROLEUM CORPORATION

2005 Employee Long-Term Equity Incentive Plan

PART I

PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES

SECTION 1. Purpose of this Plan. The purposes of this Plan are to (a) employ and retain qualified and competent personnel and (b) promote the growth and success of the Company’s and its Subsidiaries’ business by (i) aligning the long-term interests of the Company’s key employees with those of the Company’s stockholders by providing an opportunity to acquire an interest in the Company and (ii) providing rewards for exceptional performance and long-term incentives for future contributions to the success of the Company and its Subsidiaries.

This Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options or Restricted Stock, at the discretion of the Committee and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in this Plan.

SECTION 2. Definitions. As used herein, the following definitions shall apply:

(a)	“AMEX ” means the American Stock Exchange.

(b)        “ Award”means any award or benefit granted under this Plan, including Options and Restricted Stock.

(c)        “ Award Agreement”means a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

(d)        “ Beneficial Ownership”has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(e)	“Board ” means the Company’s Board of Directors.

(f)        “ Change of Control”means the first day that any one or more of the following conditions has been satisfied:

(i)      the sale, transfer, or assignment to, or other acquisition by any other entity or entities (other than a Subsidiary), of all or substantially all of the Company’s assets and business in one or a series of related transactions;

(ii)     a third person, including a “group” as determined in accordance with Section 13(d) or 14(d) of the Exchange Act, obtains the Beneficial Ownership of Common Stock having thirty percent (30%) or more of the then total number of votes that may be cast for the election of members of the Board; or

(iii)       during any 36-consecutive month period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that except as set forth in this Section 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the 36-month period, shall be deemed to have satisfied such 36-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of, or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this Section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the

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Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

(iv)       a merger, consolidation, reorganization or other business combination (a “Transaction”), as a result of which the shareholders of the Company immediately prior to such Transaction own directly or indirectly immediately following such Transaction less than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such Transaction.

(g)	“Change in Control Value” has the meaning set forth in Section 5(b).
(h)	“Code ” means the Internal Revenue Code of 1986, as amended.

(i)         “ Committee”means the Compensation Committee appointed by the Board, which shall be comprised of two or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code, and applicable interpretive authority under the Code, and within the meaning of “Non-Employee Director” under SEC Rule 16b-3 promulgated under the Exchange Act).

(j)	“Common Stock” means the common stock of the Company, par value $.01 per share.

(k)        “ Company”means Abraxas Petroleum Corporation, a Nevada corporation, and any successor thereto.

(l)	“Director” means a member of the Board.

(m)       “ Effective Date” means the date on which the Company’s stockholders have approved this Plan in accordance with applicable AMEX rules, or the rules of such other exchange upon which the Company’s Common Stock is then either quoted or traded.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)        “ Fair Market Value” means the closing price per share of the Common Stock on the AMEX as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if the AMEX shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system upon which the Company elects to list or quote its shares of Common Stock.

(p)         “Incentive Stock Option” means any Option intended to qualify as an incentive stock option with in the meaning of Section 422 of the Code.

(q)	“Incumbent Director” has the meaning set forth in Section 2(f)(iii).

(r)         “ Misconduct”means the termination of employment for “cause” as defined in Participant’s employment agreement or in the absence of such an agreement or such a definition, “Misconduct” will mean a determination by the Committee that Participant (i) has engaged in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit, (ii) is unable to satisfactorily perform or has failed to satisfactorily perform Participant’s duties and responsibilities for the Company or any affiliate, (iii) has been convicted of, or plead nolo contendere to, any felony or a crime involving moral turpitude, (iv) has engaged in negligence or willful misconduct in the performance of his duties including, but not limited to, willfully refusing without proper legal reason to perform Participant’s duties and responsibilities, (v) has materially breached any corporate policy or code of conduct established by the Company or any affiliate as such policies or codes may be adopted from time to time, (vi) has violated the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information and inventions, or any other agreement between Participant and the Company related to Participant’s employment, or (vii) has engaged in conduct that is likely to have a deleterious effect on the Company or any affiliate or their legitimate business interests including, but not limited to, their goodwill and public image.

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(s)         “Non-Qualified Stock Option” means an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

(t)         “ Option”means a Non-Qualified Stock Option or an Incentive Stock Option granted pursuant to Section 8 of this Plan.

(u)	“Optionee ” means a Participant who has been granted an Option.

(v)        “ Participant”means any employee of the Company or any of its Subsidiaries that has been granted an Award.

(w)       “ Plan”means this Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan, including any amendments thereto.

(x)         “Reprice” or“Repricing” shall mean the adjustment or amendment of the exercise price of Options previously awarded whether through amendment, cancellation, replacement of grants or any other means.

(y)	“Restricted Stock” means a grant of Shares pursuant to Section 9 of this Plan.
(z)	“SEC ” means the Securities and Exchange Commission.

(aa)       “ Share”means one share of Common Stock, as adjusted in accordance with Section 5 of this Plan.

(bb)      “Subsidiary ”means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

(cc)	“Transaction” has the meaning set forth in Section 2(f)(iv).

SECTION 3.	Administration of this Plan.

(a)         Authority. This Plan shall be administered by the Committee. The Committee has full and exclusive power to administer this Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe. Notwithstanding anything herein to the contrary, the Committee’s power to administer this Plan, and actions the Committee takes under this Plan, shall be limited by the provisions set forth in the Committee’s charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by the full Board and/or stockholders.

(b)         Powers of the Committee.   Subject to the other provisions of this Plan, the Committee has the authority, in its discretion:

(i)         to determine the Participants to whom Awards, if any, will be granted hereunder;

(ii)        to grant Awards to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares, the number of Shares to be represented by each Award and the vesting schedule, the exercise price, the timing of such Awards, and to modify or amend each Award, with the consent of the Participant when required;

(iii)	to construe and interpret this Plan and the Awards granted hereunder;

(iv)       to prescribe, amend, and rescind rules and regulations relating to this Plan, including the forms of Award Agreements, and manner of acceptance of an Award, such as

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correcting a defect or supplying any omission, or reconciling any inconsistency so that this Plan or any Award Agreement complies with applicable law, rules, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of this Plan or any Award Agreement;

(v)        to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

(vi)       to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee; and

(vii)      to make all other determinations deemed necessary or advisable for the administration of this Plan;

provided, that,no consent of a Participant is necessary under clauses (i) or (v) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee, confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 5.

(c)         Effect of Committee’s Decision. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including its Subsidiaries), any stockholder and all other persons.

(d)         Delegation. To the extent permitted by the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate its authority and duties under this Plan to one or more persons other than its members to carry out its policies and directives, including the authority to grant Awards, subject to the limitations and guidelines set by the Committee, except that (i) the authority to grant or administer Awards with respect to persons who are subject to Section 16 of the Exchange Act, or to persons who are “covered employees” (within the meaning of Treasury Regulation, Section 1.162-27(c)(2)), shall not be delegated by the Committee; and (ii) any such delegation shall satisfy any other applicable requirements of Rule 16b-3 of the Exchange Act, or any successor provision. Any action by any such delegate(s) within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. Any person to whom such authority is granted shall continue to be eligible to receive Awards under this Plan, provided that such Awards are granted directly by the Committee without delegation.

SECTION 4.	Shares Subject to this Plan.

(e)         Reservation of Shares. The shares of Common Stock reserved under this Plan shall be 2,100,000 shares of Common Stock. If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless this Plan has been terminated, become available for future Awards under this Plan. The Shares may be authorized but unissued, or reacquired shares of Common Stock. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

(f)         Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant. Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

(g)         Securities Law Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either of such Acts, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

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(h)         Substitutions and Assumptions. The Board or the Committee has the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 4(a) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

SECTION 5.	Adjustments to Shares Subject to this Plan.

(a)         Adjustments. If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of Common Stock theretofore reserved for the purposes of this Plan, whether or not such shares are at the time subject to outstanding Awards, the number and kind of shares of stock or other securities or property into which each outstanding share of Common Stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. No adjustment pursuant to this Section 5 shall be deemed a Repricing of an Option or any other Award. If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock has been changed, or for which it has been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of this Plan, or in any Award theretofore granted or which may be granted under this Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan. In making any such substitution or adjustment pursuant to this Section 5, fractional shares may be ignored.

(b)         Amendments. The Committee has the power, in the event of any Transaction, to (1) amend all outstanding Options to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such merger or consolidation (2) to terminate each such Option as of such effective date and pay each holder of such Award an amount of cash per share equal to the excess, if any, of the Change in Control Value (as hereinafter defined) of the shares subject to such Option over the exercise price under such Options for such shares. For purposes of this subsection (b), the “Change in Control Value” shall be the per share price paid to stockholders of the Company in the Transaction, provided that in the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee will determine, in its sole and absolute discretion, the fair cash equivalent portion of the consideration offered that is other than cash.

(c)         No Other Adjustment. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Award.

PART II

TERMS APPLICABLE TO ALL AWARDS

SECTION 6.       General Eligibility and Annual Maximum Award; Procedure for Exercise of Awards; Rights as a Stockholder.

(a)	General Eligibility. Awards may be granted only to Participants.

(b)         Maximum Annual Participant Award. The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company shall not exceed 200,000 shares of Common Stock (subject to adjustment as set forth in Section 5(a)).

(c)         Procedure. An Award shall be exercised when written or electronic notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the

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brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of and full payment for the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 5 of this Plan.

(d)         Method of Payment. The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award must be paid by cash, check or wire transfer of immediately available funds.

(e)         Stockholder Rights. Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

(f)         Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

SECTION 7.         Effect of Change of Control. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

(a)         Acceleration. Awards of a Participant shall be Accelerated (as defined in Section 7(b)) upon the occurrence of a Change of Control.

(b)         Definition. For purposes of this Section 7, Awards of a Participant being “Accelerated” means, with respect to such Participant:

(i)         any and all Options shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term; and

(ii)	any restriction periods and restrictions imposed on Restricted Stock shall lapse.

PART III

SPECIFIC TERMS APPLICABLE TO OPTIONS AND STOCK AWARDS

SECTION 8.	Grant, Terms and Conditions of Options.

(a)         Designation. Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. Options shall be taken into account in the order in which they were granted.

(b)         Term of Options. The term of each Option shall be established by the Committee in its sole and absolute discretion at the date of grant. However, the term of each Incentive Stock Option shall be no more than 10 years from the date of grant, and, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns Shares representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Option shall be no more than 5 years from the date of grant.

(c)         Vesting. Options granted pursuant to this Section 8 shall vest pursuant to the periods, terms and conditions determined by the Committee in its sole discretion. The Committee in its sole and absolute

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discretion may provide that an Option will be vested or exercisable upon (1) the attainment of one or more performance goals or targets established by the Committee; (2) the Optionee’s continued employment as an Employee with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole and absolute discretion; or (4) a combination of any of the foregoing. Each Option may, in the sole and absolute discretion of the Committee, have different provisions with respect to vesting and/or exercise of the Option. To the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the termination of such Optionee’s employment for any reason other than death, in which case such Options shall immediately vest in full.

(d)	Exercise Prices.

(i)         The per Share exercise price under an Incentive Stock Option shall be: (A) if granted to a Participant who, at the time of the grant of such Incentive Stock Option, owns shares representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than 110% of the Fair market Value per Share of the Common Stock on the date the Option is granted, or (B) if granted to any other Participant, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share of the Common Stock on the date the Option is granted.

(ii)        The per Share exercise price under a Non-Qualified Stock Option shall be no less than 100% of the Fair Market Value per Share of the Common Stock on the date the Option is granted.

(iii)       Except as otherwise provided in this Plan, in no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant without stockholder approval.

(e)         Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, as provided in the applicable Award Agreement, and as are permissible under the terms of this Plan. An Option may not be exercised for a fraction of a Share.

(f)         Expiration of Options upon Termination of Employment. Unless otherwise provided in the applicable Award Agreement as determined by the Committee at the time of grant, Options granted under this Plan, shall expire and cease to be exerciseable as follows:

(i)         three (3) months after the date of the termination of Optionee’s employment, other than in circumstances covered by (ii), (iii) or (iv) below;

(ii)	immediately upon termination of Optionee’s employment for Misconduct;

(iii)       twelve (12) months after the date of the termination of a Optionee’s employment if such termination was by reason of disability (within the meaning of Section 22(e)(3) of the Code); and

(iv)	twelve (12) months after the date of the death of a Participant.

Notwithstanding the foregoing in this subsection (f), the Committee has the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an Option beyond the date on which the Option would have expired if no termination of the Optionee’s employment had occurred. To the extent that the extension of the expiration date results in an Option no longer qualifying as an Incentive Stock Option, such extension shall not be effective unless Optionee approves the extension and waives any and all claims against the Committee and the Company for any losses resulting from the disqualification of the Incentive Stock Option.

SECTION 9.	Grant, Terms and Conditions of Stock Awards.

(a)         Designation. Restricted Stock may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Committee determines that it will offer Restricted Stock, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and

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restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. The term of each award of Restricted Stock shall be at the discretion of the Committee.

(b)         Vesting. The Committee shall determine the time or times within which an Award of shares of Restricted Stock may be subject to forfeiture, the vesting schedule and the rights to acceleration thereof, and all other terms and conditions of the Award. The Committee may provide that vesting of such Award will occur upon (1) the attainment of one or more performance goals or targets established by the Committee, which are based on (i) percentage increases in net asset value, (ii) earnings before or after interest, taxes, depreciation, and/or amortization, (iii) general administrative expenses, and (iv) finding costs; (2) the Optionee’s continued employment or service with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole and absolute discretion; or (4) a combination of any of the foregoing. Subject to the applicable provisions of the Award Agreement and this Section 9, upon termination of a Participant’s employment for any reason, all Restricted Stock subject to the Award Agreement may vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement. Each Restricted Stock Award may, in the sole and absolute discretion of the Committee, have different forfeiture and vesting provisions.

PART IV

TERM OF PLAN AND STOCKHOLDER APPROVAL

SECTION 10.     Term of Plan. This Plan shall become effective as of the Effective Date and shall continue in effect until the tenth anniversary of the Effective Date or until terminated under Section 11 of this Plan or extended by an amendment approved by the stockholders of the Company pursuant to Section 11(a).

SECTION 11.	Amendment and Termination of this Plan.

(a)         Amendment and Termination. The Board or the Committee may amend or terminate this Plan from time to time in such respects as the Board may deem advisable (including, but not limited to, amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises); provided, that to the extent an amendment to this Plan (1) increases the maximum number of shares available under the Plan, (2) changes the class of individuals eligible to receive Awards under the Plan, or (3) requires stockholder approval under the rules of the AMEX, such other exchange upon which the Company’s Common Stock is either quoted or traded, or the SEC, stockholder approval shall be required for any such amendment of this Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend this Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of this Plan or any Award Agreement.

(b)         Effect of Amendment or Termination. Any amendment or termination of this Plan shall not impair the rights of Participants under previously-granted Awards and such Awards shall remain in full force and effect as if this Plan had not been so amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

SECTION 12.     Stockholder Approval. The effectiveness of this Plan is subject to approval by the stockholders of the Company in accordance with applicable AMEX rules, or the rules of such other exchange upon which the Company’s Common Stock is either quoted or traded at the time the Plan becomes effective.

PART V

MISCELLANEOUS

SECTION 13.     Unfunded Plan. The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s beneficiaries or estate has any interest in any

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assets of the Company by virtue of this Plan. Nothing in this Section 13 shall be construed to prevent the Company from implementing or setting aside funds in a grantor trust subject to the claims of the Company’s creditors. Legal and equitable title to any funds set aside, other than any grantor trust subject to the claims of the Company’s creditors, shall remain in the Company and any funds so set aside shall remain subject to the general creditors of the Company, present and future. Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreements.

SECTION 14.     Representations and Legends. The Committee may require each person purchasing shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the purchaser is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificate for such shares may include any legend which the Committee deems appropriate to reflect a restriction on transfer.

All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is listed, applicable federal or state securities laws, and any applicable corporate law, and the Committee may cause the legend or legends to be put on any such certificates to make appropriate reference to such restriction.

SECTION 15.     Assignment of Benefits. No Award or other benefits payable under this Plan shall, except as otherwise provided under this Plan or as specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall such benefit be subject to attachment or legal process for or against that person.

SECTION 16.     Governing Laws. This Plan and actions taken in connection herewith shall be governed, construed and enforced in accordance with the laws of the State of Nevada.

SECTION 17.     Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

SECTION 18.     Right of Discharge. Nothing in this Plan or in any Award or Award Agreement shall confer upon any Participant or any other individual the right to continue in the employment or service of the Company or any of its Subsidiaries, or affect any right the Company or any of its Subsidiaries may have to terminate the employment or service of any such Participant or any other individual at any time for any reason.

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